Exhibit 4.1

Contract for the Plant Design, Supply, Delivery, Installation and
Commissioning of an Integrated Security System

Between

Kenya Ports Authority

and

M/S Magal Security Systems Ltd.

Dated: 10th December, 2010

Contract Agreement

THIS AGREEMENT is made the 10th day of December, 2010

BETWEEN

(1) Kenya Ports Authoritv, a corporation incorporated under the laws of Kenya and having its principal place of business at Mombasa. Kenya (hereinafter called “the Employer”), and (2) M/s Magal Security Systems Ltd a corporation incorporated under the laws of Israel and having its principal place of business at Yehud, Israel (hereinafter called “the Contractor”).

WHEREAS the Employer desires to engage the Contractor to Design. Supply. Deliver, Instal and Commission the Integrated Security System. “the Facilities”), and the Contractor has agreed to such engagement upon and subject to the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:

Article 1.	1.1	Contract Documents (Reference GC Clause 2)
Contract
Documents		The following documents shall constitute the Contract between the Employer and the Contractor, and each shall be read and construed as an integral part of the Contract:

a)
This Contract Agreement and the Appendices hereto 1 – Terms and Procedures of Payment, 5 - List of Major Items of Plant and Installation Services and List of Approved Subcontractors, 7 - List of Documents for Approval or Review and 8 - Functional Guarantees.

		b)	Letter of Bid submitted by the Contractor

		c)	Clarification Letter dated 6th January 2010 (wrongly dated 6th January 2009)

		d)	Addenda 1 to 4 issued by the Employer

		e)	Particular Conditions

		f)	General Conditions

		g)	Priced Bills of Materials

		h)	Technical Specifications

		I)	Drawings

		j)	Contractor’s Bid submission

		k)	Bidding document ICB No KPA/028/2009-10 MD issued on lst October 2009 excluding the Instructions to Bidders

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	1.2	Order of Precedence (Reference GC Clause 2)

In the event of any ambiguity or conflict between the Contract Documents listed above, the order of precedence shall be the order in which the Contract Documents are listed in Article 1.1 (Contract Documents) above.

	1.3	Definitions (Reference GC Clause 1)

Capitalized words and phrases used herein shall have the same meanings as are ascribed to them in the General Conditions.

Article 2.	2.1	Contract Price (Reference GC Clause 12)
Contract Price
and Terms of Payment
The Employer hereby agrees to pay to the Contractor the Contract Price in consideration of the performance by the Contractor of its obligations hereunder. The Contract Price shall be the aggregate of: USD 21,395,501.60 as specified in the Award Letter and or such other sums as may be determined in accordance with the terms and conditions of the Contract.

	2.2	Terms of Payment (Reference GC Clause 13)

The terms and procedures of payment according to which the Employer will reimburse the Contractor are given in the Appendix (Terms and Procedures of Payment) hereto.

Payment Procedures

The procedures to be followed in applying for certification and making payments shall be as follows:

Monthly Payment Certificate

The Contractor shall submit to the Project Manager, in the manner required by the Project Manager after the end of each month a statement showing the estimated total value of installation services properly executed and materials or goods for permanent works brought to Site up to the end of the previous month. The Contractor shall amend or correct his estimate as directed by the Project Manager and the latter shall not accept it until he is satisfied that it is fair and reasonable. With respect to the said materials and goods, no payment for them shall be made unless:-

(i) The materials are in accordance with the contract specifications;

(ii) The materials have been delivered to Site and are properly stored and protected against loss, damage or deterioration;

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(iii)
The Contractor’s record of the requirements, orders, receipts and use of materials are kept in a form approved by the Project Manager, and such records are available for inspection by the Project Manager;

(iv)
The Contractor has submitted a statement of his cost of acquiring and delivering the materials and goods to the Site, together with such documents as may be required for the purpose of evidencing such cost;

		(v)	The materials are to be used within a reasonable time.

The Contractor will be paid on the certificate of the Project Manager the amount due to him on account of the estimated total value of the installation services executed up to the end of the previous month together with such amount (not exceeding 75% of the invoice value) as the Project Manager may consider proper on account of materials and goods for permanent Work delivered by the Contractor on Site.

Within 14 days after receiving a statement from the Contractor as aforesaid, and subject to the Contractor having made such further amendments and corrections as the Project Manager may require, the Project Manager shall issue a Certificate of Payment to the Employer showing the amount due, with a copy to the Contractor.

The Project Manager shall not unreasonably withhold certifying a Monthly Payment Certificate and where there is a dispute regarding an item for payment, the Project Manager may delete this disputed item from the Monthly Payment Certificate and certify the remainder for payment provided the said payment is in accordance with the preceding paragraph.

Article 3.	3.1	Effective Date (Reference GC Clause 1)
Effective Date
The Effective Date from which the Time for Completion of the Facilities shall be counted is the date when all of the following conditions have been fulfilled:

		(a)	This Contract Agreement has been duly executed for and on behalf of the Employer and the Contractor;

		(b)	The Contractor has submitted to the Employer the performance security and the advance payment guarantee;

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	(c)	The Employer has paid the Contractor the advance payment

	(d)	The Contractor has been advised that the documentary credit referred to in Article 2.2 above has been issued in its favor.

Each party shall use its best efforts to fulfill the above conditions for which it is responsible as soon as practicable.

3.2
If the conditions listed under 3.1 are not fulfilled within two (2) months from the date of this Contract notification because of reasons not attributable to the Contractor, the Parties shall discuss and agree on an equitable adjustment to the Contract Price and the Time for Completion and/or other relevant conditions of the Contract.

Article 4.	4.1	The address of the Employer for notice purposes, pursuant to GC 4.1 is:
Communications
		Attention: Procurement & Supplies Manager,
		Street Address: P. O. Box 95009 - 80104,
		Floor/Room number: Block 3, 4th Floor, Kipevu,
		City: Mombasa
		Country: Kenya
		Telephone: +254 41 2112999
		Facsimile number: +254 41 2311867

	4.2	The address of the Contractor for notice purposes, pursuant to GC 4.1 is: M/s Magal Security Systems Ltd

		17 Altatel Street, Yehud Industrial Zone
		Israel 56100
		Tel: +972 3 539 1444
		Facsimile: +972 3 536 6245

		www.magal-s31.com

Article 5. Appendices	5.1	The Appendices listed in the attached List of Appendices shall be deemed to form an integral part of this Contract Agreement.

	5.2	Reference in the Contract to any Appendix shall mean the Appendices attached hereto, and the Contract shall be read and construed accordingly.

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IN WITNESS WHEREOF the Employer and the Contractor have caused this Agreement to be duly executed by their duly authorized representatives the day and year first above written.

Signed by, for and on behalf of the Employer

[Signature]

Name: Gichiri Ndua

Designation: Managing Director

in the presence of
[Signature]

Name:

Designation: Corporation Secretary

Signed by, for and on behalf of the Contractor

[Signature]
Name: Eitan Livneh	Name: Jacob Perry

Designation: President & CEO	Designation: Chairman of the Board

in the presence of

Name: Raphael Nezer
Designation: Vice President Sales

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General Conditions (GC)

Table of Clauses

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General Conditions

Contract and Interpretation

1.	Definitions	1.1	The following words and expressions shall have the meanings hereby assigned to them:

“Contract” means the Contract Agreement entered into between the Employer and the Contractor, together with the Contract Documents referred to therein; they shall constitute the Contract, and the term “the Contract” shall in all such documents be construed accordingly.

“Contract Documents” means the documents listed in Article 1.1 (Contract Documents) of the Contract Agreement (including any amendments thereto).

“GC” means the General Conditions hereof.

“PC” means the Particular Conditions.

“day” means calendar day.

“year” means 365 days.

“month” means calendar month.

“Party” means the Employer or the Contractor, as the context requires, and “Parties” means both of them.

“Employer” means the person named as such in the PC and includes the legal successors or permitted assigns of the Employer.

“Project Manager” means the person appointed by the Employer in the manner provided in GC Sub-Clause 18.1 (Project Manager) hereof and named as such in the PC to perform the duties delegated by the Employer.

“Contractor” means the person(s) whose bid to perform the Contract has been accepted by the Employer and is named as Contractor in the Contract Agreement, and includes the legal successors or permitted assigns of the Contractor.

“Contractor’s Representative” means any person nominated by the Contractor and approved by the Employer in the manner provided in GC Sub-Clause 18.2 (Contractor’s Representative and Construction Manager) hereof to perform the duties delegated by the Contractor.

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“Construction Manager” means the person appointed by the Contractor’s Representative in the manner provided in GC Sub-Clause 18.2.4.

“Subcontractor,” including manufacturers, means any person to whom execution of any part of the Facilities, including preparation of any design or supply of any Plant, is sub-contracted directly or indirectly by the contractor, and includes its legal successors or permitted assigns.

“Dispute Board” (DB) means the person or persons named as such in the PC appointed by agreement between the Employer and the Contractor to make a decision with respect to any dispute or difference between the Employer and the Contractor referred to him or her by the Parties pursuant to GC Sub-Clause 47.1 (Dispute Board) hereof.

“The Bank” means the financing institution named in the PC.

“Contract Price” means the sum specified in Article 2.1 (Contract Price) of the Contract Agreement, subject to such additions and adjustments thereto or deductions therefrom, as may be made pursuant to the Contract.

“Facilities” means the Plant to be supplied and installed, as well as all the Installation Services to be carried out by the Contractor under the Contract.

“Plant” means permanent plant, equipment, machinery, apparatus, materials, articles and things of all kinds to be provided and incorporated in the Facilities by the Contractor under the Contract (including the spare parts to be supplied by the Contractor under GC Sub-Clause 8.3 hereof), but does not include Contractor’s Equipment.

“Installation Services” means all those services ancillary to the supply of the Plant for the Facilities, to be provided by the Contractor under the Contract, such as transportation and provision of marine or other similar insurance, inspection, expediting, site preparation works (including the provision and use of Contractor’s Equipment and the supply of all construction materials required), installation, testing, pre-commissioning, commissioning, operations, maintenance, the provision of operations and maintenance manuals, training, etc... as the case may require.

“Contractor’s Equipment” means all facilities, equipment, machinery, tools, apparatus, appliances or things of every kind required in or for installation, completion and maintenance of Facilities that are to be provided by the Contractor, but does not include Plant, or other things intended to form or forming part of the Facilities.

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“Country of Origin” means the countries and territories eligible under the rules of the Bank as further elaborated in the PC.

“Site” means the land and other places upon which the Facilities are to be installed, and such other land or places as may be specified in the Contract as forming part of the Site.

“Effective Date” means the date of fulfillment of all conditions stated in Article 3 (Effective Date) of the Contract Agreement, from which the Time for Completion shall be counted.

“Time for Completion” means the time within which Completion of the Facilities as a whole (or of a part of the Facilities where a separate Time for Completion of such part has been prescribed) is to be attained, as referred to in GC Clause 9 and in accordance with the relevant provisions of the Contract.

“Completion” means that the Facilities (or a specific part thereof where specific parts are specified in the Contract) have been completed operationally and structurally and put in a tight and clean condition, that all work in respect of Pre-commissioning of the Facilities or such specific part thereof has been completed, and that the Facilities or specific part thereof are ready for Commissioning as provided in GC Clause 25 (Completion) hereof.

“Pre-commissioning” means the testing, checking and other requirements specified in the Employer’s Requirements that are to be carried out by the Contractor in preparation for Commissioning as provided in GC Clause 25 (Completion) hereof.

“Commissioning” means operation of the Facilities or any part thereof by the Contractor following Completion, which operation is to be carried out by the Contractor as provided in GC Sub-Clause 26.1 (Commissioning) hereof, for the purpose of carrying out Guarantee Test(s).

“Guarantee Test(s)” means the test(s) specified in the Employer’s Requirements to be carried out to ascertain whether the Facilities or a specified part thereof is able to attain the Functional Guarantees specified in the Appendix to the Contract Agreement titled Functional Guarantees, in accordance with the provisions of GC Sub-Clause 26.2 (Guarantee Test) hereof.

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“Operational Acceptance” means the acceptance by the Employer of the Facilities (or any part of the Facilities where the Contract provides for acceptance of the Facilities in parts), which certifies the Contractor’s fulfillment of the Contract in respect of Functional Guarantees of the Facilities (or the relevant part thereof) in accordance with the provisions of GC Clause 29 (Functional Guarantees) hereof and shall include deemed acceptance in accordance with GC Clause 26 (Commissioning and Operational Acceptance) hereof.

“Defect Liability Period” means the period of validity of the warranties given by the Contractor commencing at Completion of the Facilities or a part thereof, during which the Contractor is responsible for defects with respect to the Facilities (or the relevant part thereof) as provided in GC Clause 28 (Defect Liability) hereof.

2.	Contract Documents	2.1
Subject to Article 1.2 (Order of Precedence) of the Contract Agreement, all documents forming part of the Contract (and all parts thereof) are intended to be correlative, complementary and mutually explanatory. The Contract shall be read as a whole.

3.	Interpretation	3.1	In the Contract, except where the context requires otherwise:

			(a)	words indicating one gender include all genders;

			(b)	words indicating the singular also include the plural and words indicating the plural also include the singular;

			(c)	provisions including the word “agree,” “agreed,” or “agreement” require the agreement to be recorded in writing;

			(d)	the word “tender” is synonymous with “bid,” “tenderer,” with “bidder,” and “tender documents” with “bidding documents,” and

			(e)	“written” or “in writing” means hand-written, type-written, printed or electronically made, and resulting in a permanent record.

The marginal words and other headings shall not be taken into consideration in the interpretation of these Conditions.

		3.2	Incoterms

Unless inconsistent with any provision of the Contract, the meaning of any trade term and the rights and obligations of Parties thereunder shall be as prescribed by Incoterms.

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Incoterms means international rules for interpreting trade terms published by the International Chamber of Commerce (latest edition), 38 Cours Albert le’, 75008 Paris, France.

3.4	Entire Agreement

Subject to GC Sub-Clause 17.4 hereof, the Contract constitutes the entire agreement between the Employer and Contractor with respect to the subject matter of Contract and supersedes all communications, negotiations and agreements (whether written or oral) of Parties with respect thereto made prior to the date of Contract.

3.5	Amendment

No amendment or other variation of the Contract shall be effective unless it is in writing, is dated, expressly refers to the Contract, and is signed by a duly authorized representative of each Party hereto.

3.6	Independent Contractor

The Contractor shall be an independent contractor performing the Contract. The Contract does not create any agency, partnership, joint venture or other joint relationship between the Parties hereto. Subject to the provisions of the Contract, the Contractor shall be solely responsible for the manner in which the Contract is performed. All employees, representatives or Subcontractors engaged by the Contractor in connection with the performance of the Contract shall be under the complete control of the Contractor and shall not be deemed to be employees of the Employer, and nothing contained in the Contract or in any subcontract awarded by the Contractor shall be construed to create any contractual relationship between any such employees, representatives or Subcontractors and the Employer.

3.7	Non-Waiver

3.7.1
Subject to GC Sub-Clause 3.7.2 below, no relaxation, forbearance, delay or indulgence by either Party in enforcing any of the terms and conditions of the Contract or the granting of time by either Party to the other shall prejudice, affect or restrict the rights of that Party under the Contract, nor shall any waiver by either Party of any breach of Contract operate as waiver of any subsequent or continuing breach of Contract.

3.7.2
Any waiver of a Party’s rights, powers or remedies under the Contract must be in writing, must be dated and signed by an authorized representative of the Party granting such waiver, and must specify the right and the extent to which it is being waived.

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		3.8	Severability

If any provision or condition of the Contract is prohibited or rendered invalid or unenforceable, such prohibition, invalidity or unenforceability shall not affect the validity or enforceability of any other provisions and conditions of the Contract.

		3.9	Country of Origin

“Origin” means the place where the plant and component parts thereof are mined, grown, produced or manufactured, and from which the services are provided. Plant components are produced when, through manufacturing, processing, or substantial or major assembling of components, a commercially recognized product results that is substantially in its basic characteristics or in purpose or utility from its components.

4.	Communications	4.1	Wherever these Conditions provide for the giving or issuing of approvals, certificates, consents, determinations, notices, requests and discharges, these communications shall be:

(a) in writing and delivered against receipt; and

(b) delivered, sent or transmitted to the address for the recipient’s communications as stated in the Contract Agreement.

When a certificate is issued to a Party, the certifier shall send a copy to the other Party. When a notice is issued to a Party, by the other Party or the Project Manager, a copy shall be sent to the Project Manager or the other Party, as the case may be.

5.	Law and Language	5.1	The Contract shall be governed by and interpreted in accordance with laws of the country specified in the PC.

		5.2	The ruling language of the Contract shall be that stated in the PC.

		5.3	The language for communications shall be the ruling language unless otherwise stated in the PC.

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6.	Fraud and Corruption	6.1
The Bank requires that Borrowers (including beneficiaries of Bank loans), as well as Contractors, Subcontractors, manufacturers, and Consultants under Bank-financed contracts, observe the highest standard of ethics during the procurement and execution of such contracts. In pursuit of this policy, the Bank:

(i)	“corrupt practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party;

(ii)	“fraudulent practice”2 is any act or omission, including a misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation;

(iii)	“collusive practice”3 is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party;

(iv)	“coercive practice”4 is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party;

(v)	“obstructive practice” is

(aa)
deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making false statements to investigators in order to materially impede a Bank investigation into allegations of a corrupt, fraudulent, coercive or collusive practice; and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or

(bb) acts intended to materially impede the exercise of the Bank’s inspection and audit rights provided for under Sub-Clause 9.8.

1
“another party” refers to a public official acting in relation to the procurement process or contract execution]. In this context, “public official” includes World Bank staff and employees of other organizations taking or reviewing procurement decisions.

2
a “party” refers to a public official; the terms “benefit” and “obligation” relate to the procurement process or contract execution; and the “act or omission” is intended to influence the procurement process or contract execution.

3	“parties” refers to participants in the procurement process (including public oficials) attempting to establish bid prices at artificial, non competitive levels.
4	a “party” refers to a participant in the procurement process or contract execution.

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7.	Inspections and Audit by the Bank	7.1
The Contractor shall permit the Bank and/or persons appointed by the Bank to inspect the Site and/or the accounts and records of the Contractor and its subcontractors relating to the performance of the Contract, and to have such accounts and records audited by auditors appointed by the Bank if required by the Bank. The Contractor’s attention is drawn to Sub-Clause 15.6 [Corrupt or Fraudulent Practices] which provides, inter alia, that acts intended to materially impede the exercise of the Bank’s inspection and audit rights provided for under Sub-Clause 1.15 constitute a prohibited practice subject to contract termination (as well as to a determination of ineligibility under the Procurement Guidelines).

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Subject Matter of Contract

8.	Scope of Facilities	8.1
Unless otherwise expressly limited in the Employer’s Requirements, the Contractor’s obligations cover the provision of all Plant and the performance of all Installation Services required for the design, and the manufacture (including procurement, quality assurance, construction, installation, associated civil works, Pre-commissioning and delivery) of the Plant, and the installation, completion and commissioning of the Facilities in accordance with the plans, procedures, specifications, drawings, codes and any other documents as specified in the Section, Employer’s Requirements. Such specifications include, but are not limited to, the provision of supervision and engineering services; the supply of labor, materials, equipment, spare parts (as specified in GC Sub-Clause 8.3 below) and accessories; Contractor’s Equipment; construction utilities and supplies; temporary materials, structures and facilities; transportation (including, without limitation, unloading and hauling to, from and at the Site); and storage, except for those supplies, works and services that will be provided or performed by the Employer, as set forth in the Appendix to the Contract Agreement titled Scope of Works and Supply by the Employer.

		8.2
The Contractor shall, unless specifically excluded in the Contract, perform all such work and/or supply all such items and materials not specifically mentioned in the Contract but that can be reasonably inferred from the Contract as being required for attaining Completion of the Facilities as if such work and/or items and materials were expressly mentioned in the Contract.

9.	Time for Commencement and Completion	9.1
The Contractor shall commence work on the Facilities within the period specified in the PC and without prejudice to GC Sub-Clause 27.2 hereof, the Contractor shall thereafter proceed with the Facilities in accordance with the time schedule specified in the Appendix to the Contract Agreement titled Time Schedule.

		9.2
The Contractor shall attain Completion of the Facilities or of a part where a separate time for Completion of such part is specified in the Contract, within the time stated in the PC or within such extended time to which the Contractor shall be entitled under GC Clause 41 hereof.

10.	Contractor’s Responsibilities	10.1
The Contractor shall design, manufacture including associated purchases and/or subcontracting, install and complete the Facilities in accordance with the Contract. When completed, the Facilities should be fit for the purposes for which they are intended as defined in the Contract.

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10.2
The Contractor confirms that it has entered into this Contract on the basis of a proper examination of the data relating to the Facilities including any data as to boring tests provided by the Employer, and on the basis of information that the Contractor could have obtained from a visual inspection of the Site if access thereto was available and of other data readily available to it relating to the Facilities as of the date twenty-eight (28) days prior to bid submission. The Contractor acknowledges that any failure to acquaint itself with all such data and information shall not relieve its responsibility for properly estimating the difficulty or cost of successfully performing the Facilities.

10.3
The Contractor shall acquire and pay for all permits, approvals and/or licenses from all local, state or national government authorities or public service undertakings in the country where the Site is located which such authorities or undertakings require the Contractor to obtain in its name and which are necessary for the performance of the Contract, including, without limitation, visas for the Contractor’s and Subcontractor’s personnel and entry permits for all imported Contractor’s Equipment. The Contractor shall acquire all other permits, approvals and/or licenses that are not the responsibility of the Employer under GC Sub-Clause 11.3 hereof and that are necessary for the performance of the Contract.

10.4
The Contractor shall comply with all laws in force in the countly where the Facilities are to be implemented. The laws will include all local, state, national or other laws that affect the performance of the Contract and bind upon the Contractor. The Contractor shall indemnify and hold harmless the Employer from and against any and all liabilities, damages, claims, fines, penalties and expenses of whatever nature arising or resulting from the violation of such laws by the Contractor or its personnel, including the Subcontractors and their personnel, but without prejudice to GC Sub-Clause 11.1 hereof.

10.5
Any Plant and Installation Services that will be incorporated in or be required for the Facilities and other supplies shall have their origin as specified under GC Clause 1 (Country of Origin). Any subcontractors retained by the Contractor shall be from a country as specified in GC Clause 1 (Country of Origin).

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10.6
The Contractor shall permit the Bank to inspect the Contractor’s accounts and records relating to the performance of the Contractor and to have them audited by auditors appointed by the Bank, if so required by the Bank.

10.7
If the Contractor is a joint venture, or association (JVA) of two or more persons, all such persons shall be jointly and severally bound to the Employer for the fulfillment of the provisions of the Contract, unless otherwise specified in the PC, and shall designate one of such persons to act as a leader with authority to bind the JVA. The composition or the constitution of the JVA shall not be altered without the prior consent of the Employer.

10.8
The Contractor shall permit the Bank and/or persons appointed by the Bank to inspect the Site and/or the accounts and records of the Contractor and its sub-contractors relating to the performance of the Contract, and to have such accounts and records audited by auditors appointed by the Bank if required by the Bank. The Contractor’s attention is drawn to Sub-Clause 6.1 which provides, inter alia, that acts intended to materially impede the exercise of the Bank’s inspection and audit rights provided for under Sub-Clause 10.8 constitute a prohibited practice subject to contract termination (as well as to a determination of ineligibility under the Procurement Guidelines).

11.	Employer’s Responsibilities	11.1
All information and/or data to be supplied by the Employer as described in the Appendix to the Contract Agreement titled Scope of Works and Supply by the Employer, shall be deemed to be accurate, except when the Employer expressly states otherwise.

11.2
The Employer shall be responsible for acquiring and providing legal and physical possession of the Site and access thereto, and for providing possession of and access to all other areas reasonably required for the proper execution of the Contract, including all requisite rights of way, as specified in the Appendix to the Contract Agreement titled Scope of Works and Supply by the Employer. The Employer shall give full possession of and accord all rights of access thereto on or before the date(s) specified in that Appendix.

11.3
The Employer shall acquire and pay for all permits, approvals and/or licenses from all local, state or national government authorities or public service undertakings in the country where the Site is located which (a) such authorities or undertakings require the Employer to obtain in the Employer’s name, (b) are necessary for the execution of the Contract, including those required for the performance by both the Contractor and the Employer of their respective obligations under the Contract, and (c) are specified in the Appendix (Scope of Works and Supply by the Employer).

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11.4
If requested by the Contractor, the Employer shall use its best endeavors to assist the Contractor in obtaining in a timely and expeditious manner all permits, approvals and/or licenses necessary for the execution of the Contract from all local, state or national government authorities or public service undertakings that such authorities or undertakings require the Contractor or Subcontractors or the personnel of the Contractor or Subcontractors, as the case may be, to obtain.

11.5
Unless otherwise specified in the Contract or agreed upon by the Employer and the Contractor, the Employer shall provide sufficient, properly qualified operating and maintenance personnel; shall supply and make available all raw materials, utilities, lubricants, chemicals, catalysts, other materials and facilities; and shall perform all work and services of whatsoever nature, including those required by the Contractor to properly carry out Pre-commissioning, Commissioning and Guarantee Tests, all in accordance with the provisions of the Appendix to the Contract Agreement titled Scope of Works and Supply by the Employer, at or before the time specified in the program furnished by the Contractor under GC Sub-Clause 19.2 hereof and in the manner thereupon specified or as otherwise agreed upon by the Employer and the Contractor.

11.6
The Employer shall be responsible for the continued operation of the Facilities after Completion, in accordance with GC Sub-Clause 25.8, and shall be responsible for facilitating the Guarantee Test(s) for the Facilities, in accordance with GC Sub-Clause 26.2.

11.7
All costs and expenses involved in the performance of the obligations under this GC Clause 11 shall be the responsibility of the Employer, save those to be incurred by the Contractor with respect to the performance of Guarantee Tests, in accordance with GC Sub-Clause 26.2.

11.8
In the event that the Employer shall be in breach of any of his obligations under this Clause, the additional cost incurred by the Contractor in consequence thereof shall be agreed upon by both Parties and added to the Contract Price.

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Payment

12.	Contract Price	12.1	The Contract Price shall be as specified in Article 2 (Contract Price and Terms of Payment) of the Contract Agreement.

		12.2
Unless an adjustment clause is provided for in the PC, the Contract Price shall be a firm lump sum not subject to any alteration, except in the event of a Change in the Facilities or as otherwise provided in the Contract.

		12.3
Subject to GC Sub-Clauses 10.2, 11.1 and 36 hereof, the Contractor shall be deemed to have satisfied itself as to the correctness and sufficiency of the Contract Price, which shall, except as otherwise provided for in the Contract, cover all its obligations under the Contract.

13.	Terms of Payment	13.1
The Contract Price shall be paid as specified in Article 2 (Contract Price and Terms of Payment) of the Contract Agreement and in the Appendix to the Contract Agreement titled Terms and Procedures of Payment, which also outlines the procedures to be followed in making application for and processing payments.

		13.2	No payment made by the Employer herein shall be deemed to constitute acceptance by the Employer of the Facilities or any part(s) thereof.

		13.3
In the event that the Employer fails to make any payment by its respective due date or within the period set forth in the Contract, the Employer shall pay to the Contractor interest on the amount of such delayed payment at the rate(s) shown in the Appendix to the Contract Agreement titled Terms and Procedures of Payment, for the period of delay until payment has been made in full, whether before or after judgment or arbitrage award.

		13.4
The currency or currencies in which payments are made to the Contractor under this Contract shall be specified in the Appendix to the Contract Agreement titled Terms and Procedures of Payment, subject to the general principle that payments will be made in the currency or currencies in which the Contract Price has been stated in the Contractor’s bid.

14.	Securities	14.1	Issuance of Securities

			The Contractor shall provide the securities specified below in favor of the Employer at the times, and in the amount, manner and form specified below.

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14.2	Advance Payment Security

14.2.1
The Contractor shall, within twenty-eight (28) days of the notification of contract award, provide a security in an amount equal to the advance payment calculated in accordance with the Appendix to the Contract Agreement titled Terms and Procedures of Payment, and in the same currency or currencies.

14.2.2
The security shall be in the form provided in the bidding documents or in another form acceptable to the Employer. The amount of the security shall be reduced in proportion to the value of the Facilities executed by and paid to the Contractor from time to time, and shall automatically become null and void when the full amount of the advance payment has been recovered by the Employer. The security shall be returned to the Contractor immediately after its expiration.

14.3	Performance Security

	14.3.1	The Contractor shall, within twenty-eight (28) days of the notification of contract award, provide a security for the due performance of the Contract in the amount specified in the PC.

14.3.2
The performance security shall be denominated in the currency or currencies of the Contract, or in a freely convertible currency acceptable to the Employer, and shall be in the form provided in Section IX, Contract Forms, corresponding to the type of bank guarantee stipulated by the Employer in the PC, or in another form acceptable to the Employer.

14.3.3
Unless otherwise specified in the PC, the secwity shall be reduced by half on the date of the Operational Acceptance. The Security shall become null and void, or shall be reduced pro rata to the Contract Price of a part of the Facilities for which a separate Time for Completion is provided, five hundred and forty (540) days after Completion of the Facilities or three hundred and sixty five (365) days after Operational Acceptance of the Facilities, whichever occurs first; provided, however, that if the Defects Liability Period has been extended on any part of the Facilities pursuant to GC Sub-Clause 28.8 hereof, the Contractor shall issue an additional security in an amount proportionate to the Contract Price of that part. The security shall be returned to the Contractor immediately after its expiration, provided, however, that if the Contractor, pursuant to GC Sub-Clause 28.10, is liable for an extended defect liability obligation, the performance security shall be extended for the period specified in the PC pursuant to GC Sub-Clause 28.10 and up to the amount specified in the PC.

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14.3.4
The Employer shall not make a claim under the Performance Security, except for amounts to which the Employer is entitled under the Contract. The Employer shall indemnify and hold the Contractor harmless against and from all damages, losses and expenses (including legal fees and expenses) resulting from a claim under the Performance Security to the extent to which the Employer was not entitled to make the claim.

15.	Taxes and Duties	15.1
Except as otherwise specifically provided in the Contract, the Contractor shall bear and pay all taxes, duties, levies and charges assessed on the Contractor, its Subcontractors or their employees by all municipal, state or national government authorities in connection with the Facilities in and outside of the country where the Site is located.

		15.2	Notwithstanding GC Sub-Clause 15.1 above, the Employer shall bear and promptly pay

			(a)	all customs and import duties for the Plant specified in Price Schedule No. 1; and

			(b)
other domestic taxes such as, sales tax and value added tax (VAT) on the Plant specified in Price Schedules No. 1 and No. 2 and that is to be incorporated into the Facilities, and on the finished goods, imposed by the law of the country where the Site is located.

		15.3
If any tax exemptions, reductions, allowances or privileges may be available to the Contractor in the country where the Site is located, the Employer shall use its best endeavors to enable the Contractor to benefit from any such tax savings to the maximum allowable extent.

		15.4
For the purpose of the Contract, it is agreed that the Contract Price specified in Article 2 (Contract Price and Terms of Payment) of the Contract Agreement is based on the taxes, duties, levies and charges prevailing at the date twenty-eight (28) days prior to the date of bid submission in the country where the Site is located (hereinafter called “Tax” in this GC Sub-Clause 15.4). If any rates of Tax are increased or decreased, a new Tax is introduced, an existing Tax is abolished, or any change in interpretation or application of any Tax occurs in the course of the performance of Contract, which was or will be assessed on the Contractor, Subcontractors or their employees in connection with performance of the Contract, an equitable adjustment of the Contract Price shall be made to fully take into account any such change by addition to the Contract Price or deduction therefrom, as the case may be, in accordance with GC Clause 37 hereof.

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Intellectual Property

16.	License/Use of Technical Information	(a)
16.1    For the operation and maintenance of the Plant, the Contractor hereby grants a non-exclusive and non–transferable license (without the right to sub-license) to the Employer under the patents, utility models or other industrial property rights owned by the Contractor or by a third Party from whom the Contractor has received the right to grant licenses thereunder, and shall also grant to the Employer a non-exclusive and non-transferable right (without the right to sub-license) to use the know-how and other technical information disclosed to the Employer under the Contract. Nothing contained herein shall be construed as transferring ownership of any patent, utility model, trademark, design, copyright, know-how or other intellectual property right from the Contractor or any third Party to the Employer.

		16.2
The copyright in all drawings, documents and other materials containing data and information furnished to the Employer by the Contractor herein shall remain vested in the Contractor or, if they are furnished to the Employer directly or through the Contractor by any third Patty, including suppliers of materials, the copyright in such materials shall remain vested in such third Party.

17.	Confidential Information	17.1
The Employer and the Contractor shall keep confidential and shall not, without the written consent of the other Party hereto, divulge to any third Party any documents, data or other information furnished directly or indirectly by the other Party hereto in connection with the Contract, whether such information has been furnished prior to, during or following termination of the Contract. Notwithstanding the above, the Contractor may furnish to its Subcontractor(s) such documents, data and other information it receives from the Employer to the extent required for the Subcontractor(s) to perform its work under the Contract, in which event the Contractor shall obtain from such Subcontractor(s) an undertaking of confidentiality similar to that imposed on the Contractor under this GC Clause 17.

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17.2
The Employer shall not use such documents, data and other information received from the Contractor for any purpose other than the operation and maintenance of the Facilities. Similarly, the Contractor shall not use such documents, data and other information received from the Employer for any purpose other than the design, procurement of Plant, construction or such other work and services as are required for the performance of the Contract.

17.3	The obligation of a Party under GC Sub-Clauses 16.1 and 16.2 above, however, shall not apply to that information which

	(a)	now or hereafter enters the public domain through no fault of that Party

	(b)	can be proven to have been possessed by that Party at the time of disclosure and which was not previously obtained, directly or indirectly, from the other Party hereto

	(c)	otherwise lawfully becomes available to that Pasty from a third Party that has no obligation of confidentiality.

17.4
The above provisions of this GC Clause 17 shall not in any way modify any undertaking of confidentiality given by either of the Parties hereto prior to the date of the Contract in respect of the Facilities or any part thereof.

17.5	The provisions of this GC Clause 17 shall survive termination, for whatever reason, of the Contract.

Execution of the Facilities

18.	Representatives	18.1	Project Manager

If the Project Manager is not named in the Contract, then within fourteen (14) days of the Effective Date, the Employer shall appoint and notify the Contractor in writing of the name of the Project Manager. The Employer may from time to time appoint some other person as the Project Manager in place of the person previously so appointed, and shall give a notice of the name of such other person to the Contractor without delay. No such appointment shall be made at such a time or in such a manner as to impede the progress of work on the Facilities. Such appointment shall only take effect upon receipt of such notice by the Contractor. The Project Manager shall represent and act for the Employer at all times during the performance of the Contract. All notices, instructions, orders, certificates, approvals and all other communications under the Contract shall be given by the Project Manager, except as herein otherwise provided.

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All notices, instructions, information and other communications given by the Contractor to the Employer under the Contract shall be given to the Project Manager, except as herein otherwise provided.

18.2	Contractor’s Representative & Construction Manager

18.2.1
If the Contractor’s Representative is not named in the Contract, then within fourteen (14) days of the Effective Date, the Contractor shall appoint the Contractor’s Representative and shall request the Employer in writing to approve the person so appointed. If the Employer makes no objection to the appointment within fourteen (14) days, the Contractor’s Representative shall be deemed to have been approved. If the Employer objects to the appointment within fourteen (14) days giving the reason therefore, then the Contractor shall appoint a replacement within fourteen (14) days of such objection, and the foregoing provisions of this GC Sub-Clause 18.2.1 shall apply thereto.

18.2.2
The Contractor’s Representative shall represent and act for the Contractor at all times during the performance of the Contract and shall give to the Project Manager all the Contractor’s notices, instructions, information and all other communications under the Contract.

All notices, instructions, information and all other communications given by the Employer or the Project Manager to the Contractor under the Contract shall be given to the Contractor’s Representative or, in its absence, its deputy, except as herein otherwise provided.

The Contractor shall not revoke the appointment of the Contractor’s Representative without the Employer’s prior written consent, which shall not be unreasonably withheld. If the Employer consents thereto, the Contractor shall appoint some other person as the Contractor’s Representative, pursuant to the procedure set out in GC Sub-Clause 18.2.1.

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18.2.3
The Contsactor’s Representative may, subject to the approval of the Employer which shall not be unreasonably withheld, at any time delegate to any person any of the powers, functions and authorities vested in him or her. Any such delegation may be revoked at any time. Any such delegation or revocation shall be subject to a prior notice signed by the Contractor’s Representative, and shall specify the powers, functions and authorities thereby delegated or revoked. No such delegation or revocation shall take effect unless and until a copy thereof has been delivered to the

Any act or exercise by any person of powers, functions and Employer and the Project Manager.authorities so delegated to him or her in accordance with this GC Sub-Clause 18.2.3 shall be deemed to be an act or exercise by the Contractor’s Representative.

18.2.4
From the commencement of installation of the Facilities at the Site until Completion, the Contractor’s Representative shall appoint a suitable person as the Construction Manager. The Construction Manager shall supervise all work done at the Site by the Contractor and shall be present at the Site throughout normal working hours except when on leave, sick or absent for reasons connected with the proper performance of the Contract. Whenever the Constsuction Manager is absent from the Site, a suitable person shall be appointed to act as the Construction Manager’s deputy.

18.2.5
The Employer may by notice to the Contractor object to any representative or person employed by the Contractor in the execution of the Contract who, in the reasonable opinion of the Employer, may behave inappropriately, may be incompetent or negligent, or may commit a serious breach of the Site regulations provided under GC Sub-Clause 23.3. The Employer shall provide evidence of the same, whereupon the Contractor shall remove such person from the Facilities.

18.2.6	If any representative or person employed by the Contractor is removed in accordance with GC Sub-Clause 18.2.5, the Contractor shall, where required, promptly appoint a replacement.

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19.	Work Program	19.1	Contractor’s Organization

The Contractor shall supply to the Employer and the Project Manager a chart showing the proposed organization to be established by the Contractor for carrying out work on the Facilities within twenty-one (21) days of the Effective Date. The chart shall include the identities of the key personnel and the curricula vitae of such key personnel to be employed shall be supplied together with the chart. The Contractor shall promptly inform the Employer and the Project Manager in writing of any revision or alteration of such an organization chart.

19.2	Program of Performance

Within twenty-eight (28) days after the Effective Date, the Contractor shall submit to the Project Manager a detailed program of performance of the Contract, made in a form acceptable to the Project Manager and showing the sequence in which it proposes to design, manufacture, transport, assemble, install and pre-commission the Facilities, as well as the date by which the Contractor reasonably requires that the Employer shall have fulfilled its obligations under the Contract so as to enable the Contractor to execute the Contract in accordance with the program and to achieve Completion, Commissioning and Acceptance of the Facilities in accordance with the Contract. The program so submitted by the Contractor shall accord with the Time Schedule included in the Appendix to the Contract Agreement titled Time Schedule, and any other dates and periods specified in the Contract. The Contractor shall update and revise the program as and when appropriate or when required by the Project Manager, but without modification in the Times for Completion specified in the PC pursuant to Sub-Clause 9.2 and any extension granted in accordance with GC Clause 41, and shall submit all such revisions to the Project Manager.

19.3	Progress Report

The Contractor shall monitor progress of all the activities specified in the program referred to in GC Sub-Clause 19.2 above, and supply a progress report to the Project Manager every month.

The progress report shall be in a form acceptable to the Project Manager and shall indicate: (a) percentage completion achieved compared with the planned percentage completion for each activity; and (b) where any activity is behind the program, giving comments and likely consequences and stating the corrective action being taken.

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		19.4	Progress of Performance

If at any time the Contractor’s actual progress falls behind the program referred to in GC Sub-Clause 19.2, or it becomes apparent that it will so fall behind, the Contractor shall, at the request of the Employer or the Project Manager, prepare and submit to the Project Manager a revised program, taking into account the prevailing circumstances, and shall notify the Project Manager of the steps being taken to expedite progress so as to attain Completion of the Facilities within the Time for Completion under GC Sub-Clause 9.2, any extension thereof entitled under GC Sub-Clause 41.1, or any extended period as may otherwise be agreed upon between the Employer and the Contractor.

		19.5	Procedures

The Contract shall be executed in accordance with the Contract Documents including the procedures given in the Forms and Procedures of the Employer’s Requirements.

The Contractor may execute the Contract in accordance with its own standard project execution plans and procedures to the extent that they do not conflict with the provisions contained in the Contract.

20.	Subcontracting	20.1
The Appendix to the Contract Agreement titled List of Major Items of Plant and Installation Services and List of Approved Subcontractors, specifies major items of supply or services and a list of approved Subcontractors against each item, including manufacturers. Insofar as no Subcontractors are listed against any such item, the Contractor shall prepare a list of Subcontractors for such item for inclusion in such list. The Contractor may from time to time propose any addition to or deletion from any such list. The Contractor shall submit any such list or any modification thereto to the Employer for its approval in sufficient time so as not to impede the progress of work on the Facilities. Such approval by the Employer for any of the Subcontractors shall not relieve the Contractor from any of its obligations, duties or responsibilities under the Contract.

		20.2	The Contractor shall select and employ its Subcontractors for such major items from those listed in the lists referred to in GC Sub-Clause 20.1.

20.3
For items or parts of the Facilities not specified in the Appendix to the Contract Agreement titled List of Major Items of Plant and Installation Services and List of Approved Subcontractors, the Contractor may employ such Subcontractors as it may select, at its discretion.

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20.4
Each sub-contract shall include provisions which would entitle the Employer to require the sub-contract to be assigned to the Employer under GC 20.5 (if and when applicable), or in event of termination by the Employer under GC 43.2.

20.5
If a sub-contractor’s obligations extend beyond the expiry date of the relevant Defects Liability Period and the Project Manager, prior to that date, instructs the Contractor to assign the benefits of such obligations to the Employer, then the Contractor shall do so.

21.	Design and Engineering	21.1	Specifications and Drawings

			21.1.1
The Contractor shall execute the basic and detailed design and the engineering work in compliance with the provisions of the Contract, or where not so specified, in accordance with good engineering practice.

The Contractor shall be responsible for any discrepancies, errors or omissions in the specifications, drawings and other technical documents that it has prepared, whether such specifications, drawings and other documents have been approved by the Project Manager or not, provided that such discrepancies, errors or omissions are not because of inaccurate information furnished in writing to the Contractor by or on behalf of the Employer.

			21.1.2
The Contractor shall be entitled to disclaim responsibility for any design, data, drawing, specification or other document, or any modification thereof provided or designated by or on behalf of the Employer, by giving a notice of such disclaimer to the Project Manager.

		21.2	Codes and Standards

Wherever references are made in the Contract to codes and standards in accordance with which the Contract shall be executed, the edition or the revised version of such codes and standards current at the date twenty-eight (28) days prior to date of bid submission shall apply unless otherwise specified. During Contract execution, any changes in such codes and standards shall be applied subject to approval by the Employer and shall be treated in accordance with GC Clause 40.

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21.3	Apvroval Review of Technical Documents by Project Manager

21.3.1
The Contractor shall prepare or cause its Subcontractors to prepare, and furnish to the Project Manager the documents listed in the Appendix to the Contract Agreement titled List of Documents for Approval or Review, for its approval or review as specified and in accordance with the requirements of GC Sub-Clause 19.2 (Program of Performance).

Any part of the Facilities covered by or related to the documents to be approved by the Project Manager shall be executed only after the Project Manager’s approval thereof.

GC Sub-clauses 21.3.2 through 21.3.7 shall apply to those documents requiring the Project Manager’s approval, but not to those furnished to the Project Manager for its review only.

21.3.2
Within fourteen (14) days after receipt by the Project Manager of any document requiring the Project Manager’s approval in accordance with GC Sub-Clause 21.3.1, the Project Manager shall either return one copy thereof to the Contractor with its approval endorsed thereon or shall notify the Contractor in writing of its disapproval thereof and the reasons therefore and the modifications that the Project Manager proposes.

If the Project Manager fails to take such action within the said fourteen (14) days, then the said document shall be deemed to have been approved by the Project Manager.

	21.3.3	The Project Manager shall not disapprove any document, except on the grounds that the document does not comply with the Contract or that it is contrary to good engineering practice.

21.3.4
If the Project Manager disapproves the document, the Contractor shall modify the document and resubmit it for the Project Manager’s approval in accordance with GC Sub-Clause 21.3.2. If the Project Manager approves the document subject to modification(s), the Contractor shall make the required modification(s), whereupon the document shall be deemed to have been approved.

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21.3.5
If any dispute or difference occurs between the Employer and the Contractor in connection with or arising out of the disapproval by the Project Manager of any document and/or any modification(s) thereto that cannot be settled between the Parties within a reasonable period, then such dispute or difference may be referred to a Dispute Board for determination in accordance with GC Sub-Clause 47.1 hereof. If such dispute or difference is referred to a Dispute Board, the Project Manager shall give instructions as to whether and if so, how, performance of the Contract is to proceed. The Contractor shall proceed with the Contract in accordance with the Project Manager’s instructions, provided that if the Dispute Board upholds the Contractor’s view on the dispute and if the Employer has not given notice under GC Sub-Clause 47.3 hereof, then the Contractor shall be reimbursed by the Employer for any additional costs incurred by reason of such instructions and shall be relieved of such responsibility or liability in connection with the dispute and the execution of the instructions as the Dispute Board shall decide, and the Time for Completion shall be extended accordingly.

21.3.6
The Project Manager’s approval, with or without modification of the document furnished by the Contractor, shall not relieve the Contractor of any responsibility or liability imposed upon it by any provisions of the Contract except to the extent that any subsequent failure results from modifications required by the Project Manager.

21.3.7
The Contractor shall not depart from any approved document unless the Contractor has first submitted to the Project Manager an amended document and obtained the Project Manager’s approval thereof, pursuant to the provisions of this GC Sub-Clause 21.3.

If the Project Manager requests any change in any already approved document and/or in any document based thereon, the provisions of GC Clause 40 shall apply to such request.

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22.	Procurement	22.1	Plant

Subject to GC Sub-Clause 15.2, the Contractor shall procure and transport all Plant in an expeditious and orderly manner to the Site.

		22.2	Employer-Supplied Plant

If the Appendix to the Contract Agreement titled Scope of Works and Supply by the Employer, provides that the Employer shall furnish any specific items to the Contractor, the following provisions shall apply:

22.2.1
The Employer shall, at its own risk and expense, transport each item to the place on or near the Site as agreed upon by the Parties and make such item available to the Contractor at the time specified in the program furnished by the Contractor, pursuant to GC Sub-clause 19.2, unless otherwise mutually agreed.

22.2.2
Upon receipt of such item, the Contractor shall inspect the same visually and notify the Project Manager of any detected shortage, defect or default. The Employer shall immediately remedy any shortage, defect or default, or the Contractor shall, if practicable and possible, at the request of the Employer, remedy such shortage, defect or default at the Employer’s cost and expense. After inspection, such item shall fall under the care, custody and control of the Contractor. The provision of this GC Sub-Clause 22.2.2 shall apply to any item supplied to remedy any such shortage or default or to substitute for any defective item, or shall apply to defective items that have been repaired.

			22.2.3	The foregoing responsibilities of the Contractor and its obligations of care, custody and control shall not relieve the Employer of liability for any undetected shortage, defect or default, nor place the Contractor under any liability for any such shortage, defect or default whether under GC Clause 28 or under any other provision of Contract.

		22.3	Transportation

22.3.1
The Contractor shall at its own risk and expense transport all the materials and the Contractor’s Equipment to the Site by the mode of transport that the Contractor judges most suitable under all the circumstances.

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			22.3.2	Unless otherwise provided in the Contract, the Contractor shall be entitled to select any safe mode of transport operated by any person to carry the materials and the Contractor’s Equipment.

			22.3.3
Upon dispatch of each shipment of materials and the Contractor’s Equipment, the Contractor shall notify the Employer by telex, cable, facsimile or electronic means, of the description of the materials and of the Contractor’s Equipment, the point and means of dispatch, and the estimated time and point of arrival in the country where the Site is located, if applicable, and at the Site. The Contractor shall furnish the Employer with relevant shipping documents to be agreed upon between the Parties.

			22.3.4
The Contractor shall be responsible for obtaining, if necessary, approvals from the authorities for transportation of the materials and the Contractor’s Equipment to the Site. The Employer shall use its best endeavors in a timely and expeditious manner to assist the Contractor in obtaining such approvals, if requested by the Contractor. The Contractor shall indemnify and hold harmless the Employer from and against any claim for damage to roads, bridges or any other traffic facilities that may be caused by the transport of the materials and the Contractor’s Equipment to the Site.

		22.4	Customs Clearance

The Contractor shall, at its own expense, handle all imported materials and Contractor’s Equipment at the point(s) of import and shall handle any formalities for customs clearance, subject to the Employer’s obligations under GC Sub-Clause 15.2, provided that if applicable laws or regulations require any application or act to be made by or in the name of the Employer, the Employer shall take all necessary steps to comply with such laws or regulations. In the event of delays in customs clearance that are not the fault of the Contractor, the Contractor shall be entitled to an extension in the Time for Completion, pursuant to GC Clause 41.

23.	Installation	23.1	Setting Out/Supervision

			23.1.1
Bench Mark: The Contractor shall be responsible for the true and proper setting-out of the Facilities in relation to bench marks, reference marks and lines provided to it in writing by or on behalf of the Employer.

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If, at any time during the progress of installation of the Facilities, any error shall appear in the position, level or alignment of the Facilities, the Contractor shall forthwith notify the Project Manager of such error and, at its own expense, immediately rectify such error to the reasonable satisfaction of the Project Manager. If such error is based on incorrect data provided in writing by or on behalf of the Employer, the expense of rectifying the same shall be borne by the Employer.

23.1.2
Contractor’s Supervision: The Contractor shall give or provide all necessary superintendence during the installation of the Facilities, and the Construction Manager or its deputy shall be constantly on the Site to provide full-time superintendence of the installation. The Contractor shall provide and employ only technical personnel who are skilled and experienced in their respective callings and supervisory staff who are competent to adequately supervise the work at hand.

23.2	Labor:

	23.2.1	Engagement of Staff and Labor

Except as otherwise stated in the Specification, the Contractor shall make arrangements for the engagement of all staff and labor, local or otherwise, and for their payment, housing, feeding and transport.

The Contractor shall provide and employ on the Site in the installation of the Facilities such skilled, semi-skilled and unskilled labor as is necessary for the proper and timely execution of the Contract. The Contractor is encouraged to use local labor that has the necessary skills.

The Contractor shall be responsible for obtaining all necessary permit(s) and/or visa(s) from the appropriate authorities for the entry of all labor and personnel to be employed on the Site into the country where the Site is located. The Employer will, if requested by the Contractor, use his best endeavors in a timely and expeditious manner to assist the Contractor in obtaining any local, state, national or government permission required for bringing in the Contractor’s personnel.

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The Contractor shall at its own expense provide the means of repatriation to all of its and its Subcontractor’s personnel employed on the Contract at the Site to the place where they were recruited or to their domicile. It shall also provide suitable temporary maintenance of all such persons from the cessation of their employment on the Contract to the date programmed for their departure. In the event that the Contractor defaults in providing such means of transportation and temporary maintenance, the Employer may provide the same to such personnel and recover the cost of doing so from the Contractor.

23.2.2	Persons in the Service of Employer

The Contractor shall not recruit, or attempt to recruit, staff and labor from amongst the Employer’s Personnel.

23.2.3	Labor Laws

The Contractor shall comply with all the relevant labor Laws applicable to the Contractor’s Personnel, including Laws relating to their employment, health, safety, welfare, immigration and emigration, and shall allow them all their legal rights.

The Contractor shall at all times during the progress of the Contract use its best endeavors to prevent any unlawful, riotous or disorderly conduct or behavior by or amongst its employees and the labor of its Subcontractors.

The Contractor shall, in all dealings with its labor and the labor of its Subcontractors currently employed on or connected with the Contract, pay due regard to all recognized festivals, official holidays, religious or other customs and all local laws and regulations pertaining to the employment of labor.

23.2.4	Rates of Wages and Conditions of Labor

The Contractor shall pay rates of wages, and observe conditions of labor, which are not lower than those established for the trade or industry where the work is carried out. If no established rates or conditions are applicable, the Contractor shall pay rates of wages and observe conditions which are not lower than the general level of wages and conditions observed locally by employers whose trade or industry is similar to that of the Contractor.

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The Contractor shall inform the Contractor’s Personnel about their liability to pay personal income taxes in the Country in respect of such of their salaries, wages and allowances as are chargeable under the Laws for the time being in force, and the Contractor shall perform such duties in regard to such deductions thereof as may be imposed on him by such Laws.

23.2.5	Working Hours

No work shall be carried out on the Site on locally recognized days of rest, or outside the normal working hours stated in the PC, unless:

(a) otherwise stated in the Contract,

(b) the Project Manager gives consent, or

(c) the work is unavoidable, or necessary for the protection of life or property or for the safety of the Works, in which case the Contractor shall immediately advise the Project Manager.

If and when the Contractor considers it necessary to carry out work at night or on public holidays so as to meet the Time for Completion and requests the Project Manager’s consent thereto, the Project Manager shall not unreasonably withhold such consent.

This Sub-clause shall not apply to any work which is customarily carried out by rotary or double-shifts.

23.2.6	Facilities for Staff and Labor

Except as otherwise stated in the Specification, the Contractor shall provide and maintain all necessary accommodation and welfare facilities for the Contractor’s Personnel. The Contractor shall also provide facilities for the Employer’s Personnel as stated in the Specification.

The Contractor shall not permit any of the Contractor’s Personnel to maintain any temporary or permanent living quarters within the structures forming part of the Permanent Works.

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23.2.7	Health and Safety

The Contractor shall at all times take all reasonable precautions to maintain the health and safety of the Contractor’s Personnel. In collaboration with local health authorities, the Contractor shall ensure that medical staff, first aid facilities, sick bay and ambulance service are available at all times at the Site and at any accommodation for Contractor’s and Employer’s Personnel, and that suitable arrangements are made for all necessary welfare and hygiene requirements and for the prevention of epidemics.

The Contactor shall appoint an accident prevention officer at the Site, responsible for maintaining safety and protection against accidents. This person shall be qualified for this responsibility, and shall have the authority to issue instructions and take protective measures to prevent accidents. Throughout the performance of the Contract, the Contractor shall provide whatever is required by this person to exercise this responsibility and authority.

The Contractor shall send to the Project Manager, details of any accident as soon as practicable after its occurrence. The Contractor shall maintain records and make reports concerning health, safety and welfare of persons, and damage to property, as the Engineer may reasonably require.

The Contractor shall throughout the contract (including the Defects Notification Period): (i) conduct Information, Education and Consultation Communication (IEC) campaigns, at least every other month, addressed to all the Site staff and labor (including all the Contractor’s employees, all Sub-Contractors and Employer’s and Project Manager’s’ employees, and all truck drivers and crew making deliveries to Site for construction activities) and to the immediate local communities, concerning the risks, dangers and impact, and appropriate avoidance behavior with respect to of Sexually Transmitted Diseases (STD)—or Sexually Transmitted Infections (STI) in general and HIV/AIDS in particular; (ii) provide male or female condoms for all Site staff and labor as appropriate; and (iii) provide for STI and HIV/AIDS screening, diagnosis, counseling and referral to a dedicated national STI and HIV/AIDS program, (unless otherwise agreed) of all Site staff and labor.

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The Contractor shall include in the program to be submitted for the execution of the Facilities under Sub- Clause 18.2 an alleviation program for Site staff and labor and their families in respect of Sexually Transmitted Infections (STI) and Sexually Transmitted Diseases (STD) including HIV/AIDS. The STI, STD and HIV/AIDS alleviation program shall indicate when, how and at what cost the Contractor plans to satisfy the requirements of this Sub-clause and the related specification. For each component, the program shall detail the resources to be provided or utilized and any related sub-contracting proposed. The program shall also include provision of a detailed cost estimate with supporting documentation. Payment to the Contractor for preparation and implementation this program shall not exceed the Provisional Sum dedicated for this purpose.

23.2.8	Funeral Arrangements

In the event of the death of any of the Contractor’s personnel or accompanying members of their families, the Contractor shall be responsible for making the appropriate arrangements for their return or burial, unless otherwise specified in the PC.

23.2.9	Records of Contractor’s Personnel

The Contractor shall keep accurate records of the Contractor’s personnel, including the number of each class of Contractor’s Personnel on the Site and the names, ages, genders, hours worked and wages paid to all workers. These records shall be summarized on a monthly basis in a form approved by the Project Manager and shall be available for inspection by the Project Manager until the Contractor has completed all work.

23.2.10	Supply of Foodstuffs

The Contractor shall arrange for the provision of a sufficient supply of suitable food as may be stated in the Specification at reasonable prices for the Contractor’s Personnel for the purposes of or in connection with the Contract.

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23.2.11	Supply of Water

The Contractor shall, having regard to local conditions, provide on the Site an adequate supply of drinking and other water for the use of the Contractor’s Personnel.

23.2.12	Measures against Insect and Pest Nuisance

The Contractor shall at all times take the necessary precautions to protect the Contractor’s Personnel employed on the Site from insect and pest nuisance, and to reduce their danger to health. The Contractor shall comply with all the regulations of the local health authorities, including use of appropriate insecticide.

23.2.13	Alcoholic Liquor or Drugs

The Contractor shall not, otherwise than in accordance with the Laws of the Country, import, sell, give barter or otherwise dispose of any alcoholic liquor or drugs, or permit or allow importation, sale, gift barter or disposal by Contractor’s Personnel.

23.2.14	Arms and Ammunition

The Contractor shall not give, batter, or otherwise dispose of, to any person, any arms or ammunition of any kind, or allow Contractor’s Personnel to do so.

23.2.15	Prohibition of All Forms of Forced or Compulsory Labor

The contractor shall not employ “forced or compulsory labor” in any form. “Forced or compulsory labor” consists of all work or service, not voluntarily performed, that is extracted from an individual under threat of force or penalty.

23.2.16	Prohibition of Harmful Child Labor

The Contractor shall not employ any child to perform any work that is economically exploitative, or is likely to be hazardous to, or to interfere with, the child’s education, or to be harmful to the child’s health or physical, mental, spiritual, moral, or social development.

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23.3	Contractor’s Equipment

23.3.1
All Contractor’s Equipment brought by the Contractor onto the Site shall be deemed to be intended to be used exclusively for the execution of the Contract. The Contractor shall not remove the same from the Site without the Project Manager’s consent that such Contractor’s Equipment is no longer required for the execution of the Contract.

23.3.2
Unless otherwise specified in the Contract, upon completion of the Facilities, the Contractor shall remove from the Site all Equipment brought by the Contractor onto the Site and any surplus materials remaining thereon.

23.3.3
The Employer will, if requested, use its best endeavors to assist the Contractor in obtaining any local, state or national government permission required by the Contractor for the export of the Contractor’s Equipment imported by the Contractor for use in the execution of the Contract that is no longer required for the execution of the Contract.

23.4	Site Regulations and Safety

The Employer and the Contractor shall establish Site regulations setting out the rules to be observed in the execution of the Contract at the Site and shall comply therewith. The Contractor shall prepare and submit to the Employer, with a copy to the Project Manager, proposed Site regulations for the Employer’s approval, which approval shall not be unreasonably withheld.

Such Site regulations shall include, but shall not be limited to, rules in respect of security, safety of the Facilities, gate control, sanitation, medical care, and fire prevention.

23.5	Opportunities for Other Contractors

23.5.1
The Contractor shall, upon written request from the Employer or the Project Manager, give all reasonable opportunities for carrying out the work to any other contractors employed by the Employer on or near the Site.

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23.5.2
If the Contractor, upon written request from the Employer or the Project Manager, makes available to other contractors any roads or ways the maintenance for which the Contractor is responsible, permits the use by such other contractors of the Contractor’s Equipment, or provides any other service of whatsoever nature for such other contractors, the Employer shall fully compensate the Contractor for any loss or damage caused or occasioned by such other contractors in respect of any such use or service, and shall pay to the Contractor reasonable remuneration for the use of such equipment or the provision of such services.

23.5.3
The Contractor shall also so arrange to perform its work as to minimize, to the extent possible, interference with the work of other contractors. The Project Manager shall determine the resolution of any difference or conflict that may arise between the Contractor and other contractors and the workers of the Employer in regard to their work.

23.5.4
The Contsactor shall notify the Project Manager promptly of any defects in the other contractors’ work that come to its notice, and that could affect the Contractor’s work. The Project Manager shall determine the corrective measures, if any, required to rectify the situation after inspection of the Facilities. Decisions made by the Project Manager shall be binding on the Contractor.

23.6	Emergency Work

If, by reason of an emergency arising in connection with and during the execution of the Contract, any protective or remedial work is necessary as a matter of urgency to prevent damage to the Facilities, the Contractor shall immediately carry out such work.

If the Contractor is unable or unwilling to do such work immediately, the Employer may do or cause such work to be done as the Employer may determine is necessary in order to prevent damage to the Facilities. In such event the Employer shall, as soon as practicable after the occurrence of any such emergency, notify the Contractor in writing of such emergency, the work done and the reasons therefor. If the work done or caused to be done by the Employer is work that the Contractor was liable to do at its own expense under the Contract, the reasonable costs incurred by the Employer in connection therewith shall be paid by the Contractor to the Employer. Otherwise, the cost of such remedial work shall be borne by the Employer.

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		23.7	Site Clearance

			23.7.1
Site Clearance in Course of Performance: In the course of carrying out the Contract, the Contractor shall keep the Site reasonably free from all unnecessary obstruction, store or remove any surplus materials, clear away any wreckage, rubbish or temporary works from the Site, and remove any Contractor’s Equipment no longer required for execution of the Contract.

			23.7.2
Clearance of Site after Completion: After Completion of all parts of the Facilities, the Contractor shall clear away and remove all wreckage, rubbish and debris of any kind from the Site, and shall leave the Site and Facilities in a clean and safe condition.

		23.8	Watching and Lighting

The Contractor shall provide and maintain at its own expense all lighting, fencing, and watching when and where necessary for the proper execution and the protection of the Facilities, or for the safety of the owners and occupiers of adjacent property and for the safety of the public.

24.	Test and Inspection	24.1
The Contractor shall at its own expense carry out at the place of manufacture and/or on the Site all such tests and/or inspections of the Plant and any part of the Facilities as are specified in the Contract.

		24.2
The Employer and the Project Manager or their designated representatives shall be entitled to attend the aforesaid test and/or inspection, provided that the Employer shall bear all costs and expenses incurred in connection with such attendance including, but not limited to, all traveling and board and lodging expenses.

		24.3
Whenever the Contractor is ready to carry out any such test and/or inspection, the Contractor shall give a reasonable advance notice of such test and/or inspection and of the place and time thereof to the Project Manager. The Contractor shall obtain from any relevant third Party or manufacturer any necessary permission or consent to enable the Employer and the Project Manager or their designated representatives to attend the test and/or inspection.

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24.4	The Contractor shall provide the Project Manager with a certified report of the results of any such test and/or inspection.

If the Employer or Project Manager or their designated representatives fails to attend the test and/or inspection, or if it is agreed between the Parties that such persons shall not do so, then the Contractor may proceed with the test and/or inspection in the absence of such persons, and may provide the Project Manager with a certified report of the results thereof.

24.5
The Project Manager may require the Contractor to carry out any test and/or inspection not required by the Contract, provided that the Contractor’s reasonable costs and expenses incurred in the carrying out of such test and/or inspection shall be added to the Contract Price. Further, if such test and/or inspection impede the progress of work on the Facilities and/or the Contractor’s performance of its other obligations under the Contract, due allowance will be made in respect of the Time for Completion and the other obligations so affected.

24.6
If any Plant or any part of the Facilities fails to pass any test and/or inspection, the Contractor shall either rectify or replace such Plant or part of the Facilities and shall repeat the test and/or inspection upon giving a notice under GC Sub-Clause 24.3.

24.7
If any dispute or difference of opinion shall arise between the Parties in connection with or arising out of the test and/or inspection of the Plant or part of the Facilities that cannot be settled between the Parties within a reasonable period of time, it may be referred to an Dispute Board for determination in accordance with GC Sub-Clause 6.1.

24.8
The Contractor shall afford the Employer and the Project Manager, at the Employer’s expense, access at any reasonable time to any place where the Plant are being manufactured or the Facilities are being installed, in order to inspect the progress and the manner of manufacture or installation, provided that the Project Manager shall give the Contractor a reasonable prior notice.

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24.9
The Contractor agrees that neither the execution of a test and/or inspection of Plant or any part of the Facilities, nor the attendance by the Employer or the Project Manager, nor the issue of any test certificate pursuant to GC Sub-Clause 24.4, shall release the Contractor from any other responsibilities under the Contract.

24.10
No part of the Facilities or foundations shall be covered up on the Site without the Contractor carrying out any test and/or inspection required under the Contract. The Contractor shall give a reasonable notice to the Project Manager whenever any such parts of the Facilities or foundations are ready or about to be ready for test and/or inspection; such test and/or inspection and notice thereof shall be subject to the requirements of the Contract.

24.11
The Contractor shall uncover any part of the Facilities or foundations, or shall make openings in or through the same as the Project Manager may from time to time require at the Site, and shall reinstate and make good such part or parts.

If any parts of the Facilities or foundations have been covered up at the Site after compliance with the requirement of GC Sub-Clause 24.10 and are found to be executed in accordance with the Contract, the expenses of uncovering, making openings in or through, reinstating, and making good the same shall be borne by the Employer, and the Time for Completion shall be reasonably adjusted to the extent that the Contractor has thereby been delayed or impeded in the performance of any of its obligations under the Contract.

25.	Completion of the Facilities	25.1
As soon as the Facilities or any part thereof has, in the opinion of the Contractor, been completed operationally and structurally and put in a tight and clean condition as specified in the Employer’s Requirements, excluding minor items not materially affecting the operation or safety of the Facilities, the Contractor shall so notify the Employer in writing.

25.2
Within seven (7) days after receipt of the notice from the Contractor under GC Sub-Clause 25.1, the Employer shall supply the operating and maintenance personnel specified in the Appendix to the Contract Agreement titled Scope of Works and Supply by the Employer for Precommissioning of the Facilities or any part thereof.

Pursuant to the Appendix to the Contract Agreement titled Scope o f Works and Supply by the Employer, the Employer shall also provide, within the said seven (7) day period, the raw materials, utilities, lubricants, chemicals, catalysts, facilities, services and other matters required for Precommissioning of the Facilities or any part thereof.

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25.3
As soon as reasonably practicable after the operating and maintenance personnel have been supplied by the Employer and the raw materials, utilities, lubricants, chemicals, catalysts, facilities, services and other matters have been provided by the Employer in accordance with GC Sub-Clause 24.2, the Contractor shall commence Precommissioning of the Facilities or the relevant part thereof in preparation for Commissioning, subject to GC Sub-Clause 26.5.

25.4
As soon as all works in respect of Precommissioning are completed and, in the opinion of the Contractor, the Facilities or any part thereof is ready for Commissioning, the Contractor shall so notify the Project Manager in writing.

25.5
The Project Manager shall, within fourteen (14) days after receipt of the Contractor’s notice under GC Sub-Clause 25.4, either issue a Completion Certificate in the form specified in the Employer’s Requirements (Forms and Procedures), stating that the Facilities or that part thereof have reached Completion as of the date of the Contractor’s notice under GC Sub-Clause 25.4, or notify the Contractor in writing of any defects and/or deficiencies.

If the Project Manager notifies the Contractor of any defects and/or deficiencies, the Contractor shall then correct such defects and/or deficiencies, and shall repeat the procedure described in GC Sub-Clause 25.4.

If the Project Manager is satisfied that the Facilities or that part thereof have reached Completion, the Project Manager shall, within seven (7) days after receipt of the Contractor’s repeated notice, issue a Completion Certificate stating that the Facilities or that part thereof have reached Completion as of the date of the Contractor’s repeated notice.

If the Project Manager is not so satisfied, then it shall notify the Contractor in writing of any defects and/or deficiencies within seven (7) days after receipt of the Contractor’s repeated notice, and the above procedure shall be repeated.

25.6
If the Project Manager fails to issue the Completion Certificate and fails to inform the Contractor of any defects and/or deficiencies within fourteen (14) days after receipt of the Contractor’s notice under GC Sub-Clause 25.4 or within seven (7) days after receipt of the Contactor’s repeated notice under GC Sub-Clause 25.5, or if the Employer makes use of the Facilities or part thereof, then the Facilities or that past thereof shall be deemed to have reached Completion as of the date of the Contractor’s notice or repeated notice, or as of the Employer’s use of the Facilities, as the case may be.

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		25.7
As soon as possible after Completion, the Contractor shall complete all outstanding minor items so that the Facilities are fully in accordance with the requirements of the Contract, failing which the Employer will undertake such completion and deduct the costs thereof from any monies owing to the Contractor.

		25.8
Upon Completion, the Employer shall be responsible for the care and custody of the Facilities or the relevant past thereof, together with the risk of loss or damage thereto, and shall thereafter take over the Facilities or the relevant part thereof.

26.	Commissioning	26.1	Commissioning
	and Operational
	Acceptance		26.1.1
Commissioning of the Facilities or any part thereof shall be commenced by the Contractor immediately after issue of the completion Certificate by the project Manager, pursuant to GC Sub-Clause 25.5, or immediately after the date of the deemed Completion, under GC Sub-Clause 25.6.

			26.1.2	The Employer shall supply the operating and maintenance personnel and all raw materials, utilities, lubricants, chemicals, catalysts, facilities, services and other matters required for Commissioning.

			26.1.3
In accordance with the requirements of the Contract, the Contractor’s and Project Manager’s advisory personnel shall attend the Commissioning, including the Guarantee Test, and shall advise and assist the Employer.

		26.2	Guarantee Test

			26.2.1
Subject to GC Sub-Clause 26.5, the Guarantee Test and repeats thereof shall be conducted by the Contractor during Commissioning of the Facilities or the relevant part thereof to ascertain whether the Facilities or the relevant part can attain the Functional Guarantees specified in the Appendix to the Contract Agreement titled Functional Guarantees. The Employer shall promptly provide the Contractor with such information as the Contractor may reasonably require in relation to the conduct and results of the Guarantee Test and any repeats thereof.

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	26.2.2	If for reasons not attributable to the Contractor, the Guarantee Test of the Facilities or the relevant part thereof cannot be successfully completed within the period from the date of Completion specified in the PC or any other period agreed upon by the Employer and the Contractor, the Contractor shall be deemed to have fulfilled its obligations with respect to the Functional Guarantees, and GC Sub-Clauses 29.2 and 29.3 shall not apply.

26.3	Operational Acceptance

	26.3.1	Subject to GC Sub-clause 26.4 below, Operational Acceptance shall occur in respect of the Facilities or any part thereof when

(a) the Guarantee Test has been successfully completed and the Functional Guarantees are met; or

(b)
the Guarantee Test has not been successfully completed or has not been carried out for reasons not attributable to the Contractor within the period from the date of Completion specified in the PC pursuant to GC Sub-Clause 26.2.2 above or any other period agreed upon by the Employer and the Contractor; or

(c) the Contractor has paid the liquidated damages specified in GC Sub-Clause 29.3 hereof; and

(d) any minor items mentioned in GC Sub-Clause 25.7 hereof relevant to the Facilities or that part thereof have been completed.

	26.3.2	At any time after any of the events set out in GC Sub-Clause 26.3.1 have occurred, the contractor may give a notice to the Project Manager requesting the issue of an Operational Acceptance Certificate in the form provided in the Employer’s Requirements (Forms and Procedures) in respect of the Facilities or the part thereof specified in such notice as of the date of such notice.

	26.3.3	The Project Manager shall, after consultation with the Employer, and within seven (7) days after receipt of the Contractor’s notice, issue an Operational Acceptance Certificate.

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26.3.4
If within seven (7) days after receipt of the Contractor’s notice, the Project Manager fails to issue the Operational Acceptance Certificate or fails to inform the Contractor in writing of the justifiable reasons why the Project Manager has not issued the Operational Acceptance Certificate, the Facilities or the relevant part thereof shall be deemed to have been accepted as of the date of the Contractor’s said notice.

26.4	Partial Acceptance

26.4.1
If the Contract specifies that Completion and Commissioning shall be carried out in respect of parts of the Facilities, the provisions relating to Completion and Commissioning including the Guarantee Test shall apply to each such part of the Facilities individually, and the Operational Acceptance Certificate shall be issued accordingly for each such past of the Facilities.

26.4.2
If a part of the Facilities comprises facilities such as buildings, for which no Commissioning or Guarantee Test is required, then the Project Manager shall issue the Operational Acceptance Certificate for such facility when it attains Completion, provided that the Contractor shall thereafter complete any outstanding minor items that are listed in the Operational Acceptance Certificate.

26.5	Delayed Pre-commissioning and/or Guarantee Test

26.5.1
In the event that the Contractor is unable to proceed with the Pre-commissioning of the Facilities pursuant to Sub-Clause 25.3, or with the Guarantee Test pursuant to Sub-Clause 26.2, for reasons attributable to the Employer either on account of non availability of other facilities under the responsibilities of other contractor(s), or for reasons beyond the Contractor’s control, the provisions leading to “deemed” completion of activities such as Completion, pursuant to GC Sub-Clause 25.6, and Operational Acceptance, pursuant to GC Sub-Clause 26.3.4, and Contractor’s obligations regarding Defect Liability Period, pursuant to GC Sub-Clause 28.2, Functional Guarantee, pursuant to GC Clause 29, and Care of Facilities, pursuant to GC Clause 33, and GC Clause 421.1, Suspension, shall not apply. In this case, the following provisions shall apply.

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26.5.2
When the Contractor is notified by the Project Manager that he will be unable to proceed with the activities and obligations pursuant to above Sub-Clause 14.1, the Contractor shall be entitled to the following:

	(a)	the Time of Completion shall be extended for the period of suspension without imposition of liquidated damages pursuant to GC Sub-Clause 27.2;

(b)
payments due to the Contractor in accordance with the provision specified in the Appendix to the Contract Agreement titled Terms and Procedures of Payment, which would not have been payable in normal circumstances due to non-completion of the subject activities, shall be released to the Contractor against submission of a security in the form of a bank guarantee of equivalent amount acceptable to the Employer, and which shall become null and void when the Contractor will have complied with its obligations regarding those payments, subject to the provision of Sub-Clause 26.5.3 below;

	(c)	the expenses towards the above security and extension of other securities under the contract, of which validity needs to be extended, shall be reimbursed to the Contractor by the Employer;

(d)
the additional charges towards the care of the Facilities pursuant to GC Sub-Clause 33.1 shall be reimbursed to the Contractor by the Employer for the period between the notification mentioned above and the notification mentioned in Sub-Clause 26.5.4 below. The provision of GC Sub-Clause 34.2 shall apply to the Facilities during the same period.

26.5.3
In the event that the period of suspension under above Sub-Clause 26.5.1 actually exceeds one hundred eighty (180) days, the Employer and Contractor shall mutually agree to any additional compensation payable to the Contractor.

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26.5.4
When the Contractor is notified by the Project Manager that the plant is ready for Pre-commissioning, the Contractor shall proceed without delay in performing Pre-commissioning in accordance with Clause 25.

Guarantees and Liabilities

27.	Completion Time Guarantee	27.1
The Contractor guarantees that it shall attain Completion of the Facilities (or a part for which a separate time for completion is specified) within the Time for Completion specified in the PC pursuant to GC Sub-Clause 9.2, or within such extended time to which the Contractor shall be entitled under GC Clause 41 hereof.

27.2
If the Contractor fails to attain Completion of the Facilities or any part thereof within the Time for Completion or any extension thereof under GC Clause 41 due to reasons attributable to the Contractor, the Contractor shall pay to the Employer liquidated damages in the amount specified in the PC as a percentage rate of the Contract Price or the relevant part thereof. The aggregate amount of such liquidated damages shall in no event exceed the amount specified as “Maximum” in the PC as a percentage rate of the Contract Price. Once the “Maximum” is reached, the Employer may consider termination of the Contract, pursuant to GC Sub-Clause 43.2.2.

Such payment shall completely satisfy the Contractor’s obligation to attain Completion of the Facilities or the relevant part thereof within the Time for Completion or any extension thereof under GC Clause 41. The Contractor shall have no further liability whatsoever to the Employer in respect thereof.

However, the payment of liquidated damages shall not in any way relieve the Contractor from any of its obligations to complete the Facilities or from any other obligations and liabilities of the Contractor under the Contract.

Save for liquidated damages payable under this GC Sub-Clause 27.2, the failure by the Contractor to attain any milestone or other act, matter or thing by any date specified in the Appendix to the Contract Agreement titled Time Schedule, and/or other program of work prepared pursuant to GC Sub-Clause 19.2 shall not render the Contractor liable for any loss or damage thereby suffered by the Employer.

27.3
If the Contractor attains Completion of the Facilities or any part thereof before the Time for Completion or any extension thereof under GC Clause 41, the Employer shall pay to the Contractor a bonus in the amount specified in the PC. The aggregate amount of such bonus shall in no event exceed the amount specified as “Maximum” in the PC.

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28.	Defect Liability	28.1	The Contractor warrants that the Facilities or any part thereof shall be free from defects in the design, engineering, materials and workmanship of the Plant supplied and of the work executed.

28.2
The Defect Liability Period shall be five hundred and forty (540) days from the date of Completion of the Facilities (or any part thereof) or one year from the date of Operational Acceptance of the Facilities (or any part thereof), whichever first occurs, unless specified otherwise in the PC pursuant to GC Sub-clause 28.10.

If during the Defect Liability Period any defect should be found in the design, engineering, materials and workmanship of the Plant supplied or of the work executed by the Contractor, the Contractor shall promptly, in consultation and agreement with the Employer regarding appropriate remedying of the defects, and at its cost, repair, replace or otherwise make good as the Contractor shall determine at its discretion, such defect as well as any damage to the Facilities caused by such defect. The Contractor shall not be responsible for the repair, replacement or making good of any defect or of any damage to the Facilities arising out of or resulting from any of the following causes:

			(a)	improper operation or maintenance of the Facilities by the Employer;

			(b)	operation of the Facilities outside specifications provided in the Contract; or

			(c)	normal wear and tear.

		28.3	The Contractor’s obligations under this GC Clause 28 shall not apply to:

			(a)	any materials that are supplied by the Employer under GC Sub-Clause 22.2, are normally consumed in operation, or have a normal life shorter than the Defect Liability Period stated herein;

			(b)	any designs, specifications or other data designed, supplied or specified by or on behalf of the Employer or any matters for which the Contractor has disclaimed responsibility herein; or

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(c)	any other materials supplied or any other work executed by or on behalf of the Employer, except for the work executed by the Employer under GC Sub-clause 28.7.

28.4
The Employer shall give the Contractor a notice stating the nature of any such defect together with all available evidence thereof, promptly following the discovery thereof. The Employer shall afford all reasonable opportunity for the Contractor to inspect any such defect.

28.5	The Employer shall afford the Contractor all necessary access to the Facilities and the Site to enable the Contractor to perform its obligations under this GC Clause 28.

The Contractor may, with the consent of the Employer, remove from the Site any Plant or any part of the Facilities that are defective if the nature of the defect, and/or any damage to the Facilities caused by the defect, is such that repairs cannot be expeditiously carried out at the Site.

28.6
If the repair, replacement or making good is of such a character that it may affect the efficiency of the Facilities or any part thereof, the Employer may give to the Contractor a notice requiring that tests of the defective part of the Facilities shall be made by the Contractor immediately upon completion of such remedial work, whereupon the Contractor shall carry out such tests.

If such part fails the tests, the Contractor shall carry out further repair, replacement or making good, as the case may be, until that part of the Facilities passes such tests. The tests shall be agreed upon by the Employer and the Contractor.

28.7
If the Contractor fails to commence the work necessary to remedy such defect or any damage to the Facilities caused by such defect within a reasonable time (which shall in no event be considered to be less than fifteen (15) days), the Employer may, following notice to the Contractor, proceed to do such work, and the reasonable costs incurred by the Employer in connection therewith shall be paid to the Employer by the Contractor or may be deducted by the Employer from any monies due the Contractor or claimed under the Performance Security.

28.8
If the Facilities or any part thereof cannot be used by reason of such defect and/or making good of such defect, the Defect Liability Period of the Facilities or such part, as the case may be, shall be extended by a period equal to the period during which the Facilities or such part cannot be used by the Employer because of any of the aforesaid reasons.

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28.9
Except as provided in GC Clauses 28 and 34, the Contractor shall be under no liability whatsoever and howsoever arising, and whether under the Contract or at law, in respect of defects in the Facilities or any part thereof, the Plant, design or engineering or work executed that appear after Completion of the Facilities or any part thereof, except where such defects are the result of the gross negligence, fraud, or criminal or willful action of the Contractor.

28.10
In addition, any such component of the Facilities, and during the period of time as may be specified in the PC, shall be subject to an extended defect liability period. Such obligation of the Contractor shall be in addition to the defect liability period specified under GC Sub-Clause 28.2.

29.	Functional Guarantees	29.1
The Contractor guarantees that during the Guarantee Test, the Facilities and all parts thereof shall attain the Functional Guarantees specified in the Appendix to the Contract Agreement titled Functional Guarantees, subject to and upon the conditions therein specified.

29.2
If, for reasons attributable to the Contractor, the minimum level of the Functional Guarantees specified in the Appendix to the Contract Agreement titled Functional Guarantees, are not met either in whole or in part, the Contractor shall at its cost and expense make such changes, modifications and/or additions to the Plant or any part thereof as may be necessary to meet at least the minimum level of such Guarantees. The Contractor shall notify the Employer upon completion of the necessary changes, modifications and/or additions, and shall request the Employer to repeat the Guarantee Test until the minimum level of the Guarantees has been met. If the Contractor eventually fails to meet the minimum level of Functional Guarantees, the Employer may consider termination of the Contract, pursuant to GC Sub-Clause 43.2.2.

29.3
If, for reasons attributable to the Contractor, the Functional Guarantees specified in the Appendix to the Contract Agreement titled Functional Guarantees, are not attained either in whole or in part, but the minimum level of the Functional Guarantees specified in the said Appendix to the Contract Agreement is met, the Contractor shall, at the Contractor’s option, either

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(a)
make such changes, modifications and/or additions to the Facilities or any part thereof that are necessary to attain the Functional Guarantees at its cost and expense, and shall request the Employer to repeat the Guarantee Test or

(b)
pay liquidated damages to the Employer in respect of the failure to meet the Functional Guarantees in accordance with the provisions in the Appendix to the Contract Agreement titled Functional Guarantees.

29.4
The payment of liquidated damages under GC Sub-Clause 29.3, up to the limitation of liability specified in the Appendix to the Contract Agreement titled Functional Guarantees, shall completely satisfy the Contractor’s guarantees under GC Sub-Clause 29.3, and the contractor shall have no further liability whatsoever to the Employer in respect thereof. Upon the payment of such liquidated damages by the Contractor, the Project Manager shall issue the Operational Acceptance Certificate for the Facilities or any part thereof in respect of which the liquidated damages have been so paid.

30.	Patent Indemnity	30.1
The Contractor shall, subject to the Employer’s compliance with GC Sub-Clause 30.2, indemnify and hold harmless the Employer and its employees and officers from and against any and all suits, actions or administrative proceedings, claims, demands, losses, damages, costs, and expenses of whatsoever nature, including attorney’s fees and expenses, which the Employer may suffer as a result of any infringement or alleged infringement of any patent, utility model, registered design, trademark, copyright or other intellectual property right registered or otherwise existing at the date of the Contract by reason of: (a) the installation of the Facilities by the Contractor or the use of the Facilities in the country where the Site is located; and (b) the sale of the products produced by the Facilities in any country.

Such indemnity shall not cover any use of the Facilities or any part thereof other than for the purpose indicated by or to be reasonably inferred from the Contract, any infringement resulting from the use of the Facilities or any part thereof, or any products produced thereby in association or combination with any other equipment, plant or materials not supplied by the Contractor, pursuant to the Contract Agreement.

30.2
If any proceedings are brought or any claim is made against the Employer arising out of the matters referred to in GC Sub-Clause 30.1, the Employer shall promptly give the Contractor a notice thereof, and the Contractor may at its own expense and in the Employer’s name conduct such proceedings or claim and any negotiations for the settlement of any such proceedings or claim.

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If the Contractor fails to notify the Employer within twenty-eight (28) days after receipt of such notice that it intends to conduct any such proceedings or claim, then the Employer shall be free to conduct the same on its own behalf. Unless the Contractor has so failed to notify the Employer within the twenty-eight (28) day period, the Employer shall make no admission that may be prejudicial to the defense of any such proceedings or claim.

The Employer shall, at the Contractor’s request, afford all available assistance to the Contractor in conducting such proceedings or claim, and shall be reimbursed by the Contractor for all reasonable expenses incurred in so doing.

30.3
The Employer shall indemnify and hold harmless the Contractor and its employees, officers and Subcontractors from and against any and all suits, actions or administrative proceedings, claims, demands, losses, damages, costs, and expenses of whatsoever nature, including attorney’s fees and expenses, which the Contractor may suffer as a result of any infringement or alleged infringement of any patent, utility model, registered design, trademark, copyright or other intellectual property right registered or otherwise existing at the date of the Contract arising out of or in connection with any design, data, drawing, specification, or other documents or materials provided or designed by or on behalf of the Employer.

31.	Limitation of Liability	31.1	Except in cases of criminal negligence or willful misconduct,

(a)
neither Party shall be liable to the other Party, whether in contract, tort, or otherwise, for any indirect or consequential loss or damage, loss of use, loss of production, or loss of profits or interest costs, which may be suffered by the other Party in connection with the Contract, other than specifically provided as any obligation of the Party in the Contract, and

(b)
the aggregate liability of the Contractor to the Employer, whether under the Contract, in tort or otherwise, shall not exceed the amount resulting from the application of the multiplier specified in the PC, to the Contract Price or, if a multiplier is not so specified, the total Contract Price, provided that this limitation shall not apply to the cost of repairing or replacing defective equipment, or to any obligation of the Contractor to indemnify the Employer with respect to patent infringement.

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Risk Distribution

32.	Transfer of Ownership	32.1
Ownership of the Plant (including spare parts) to be imported into the country where the Site is located shall be transferred to the Employer upon loading on to the mode of transport to be used to convey the Plant from the country of origin to that country.

		32.2	Ownership of the Plant (including spare parts) procured in the country where the Site is located shall be transferred to the Employer when the Plant are brought on to the Site.

		32.3	Ownership of the Contractor’s Equipment used by the Contractor and its Subcontractors in connection with the Contract shall remain with the Contractor or its Subcontractors.

		32.4
Ownership of any Plant in excess of the requirements for the Facilities shall revert to the Contractor upon Completion of the Facilities or at such earlier time when the Employer and the Contractor agree that the Plant in question are no longer required for the Facilities.

		32.5
Notwithstanding the transfer of ownership of the Plant, the responsibility for care and custody thereof together with the risk of loss or damage thereto shall remain with the Contractor pursuant to GC Clause 33 (Care of Facilities) hereof until Completion of the Facilities or the part thereof in which such Plant are incorporated.

33.	Care of Facilities	33.1
The Contractor shall be responsible for the care and custody of the Facilities or any part thereof until the date of Completion of the Facilities pursuant to GC Clause 25 or, where the Contract provides for Completion of the Facilities in parts, until the date of Completion of the relevant part, and shall make good at its own cost any loss or damage that may occur to the Facilities or the relevant part thereof from any cause whatsoever during such period. The Contractor shall also be responsible for any loss or damage to the Facilities caused by the Contractor or its Subcontractors in the course of any work carried out, pursuant to GC Clause 28. Notwithstanding the foregoing, the Contractor shall not be liable for any loss or damage to the Facilities or that past thereof caused by reason of any of the matters specified or referred to in paragraphs (a), (b) and (c) of GC Sub-Clauses 33.2 and 39.1.

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33.2	If any loss or damage occurs to the Facilities or any part thereof or to the Contractor’s temporary facilities by reason of

(a)
insofar as they relate to the country where the Site is located, nuclear reaction, nuclear radiation, radioactive contamination, pressure wave caused by aircraft or other aerial objects, or any other occurrences that an experienced contractor could not reasonably foresee, or if reasonably foreseeable could not reasonably make provision for or insure against, insofar as such risks are not normally insurable on the insurance market and are mentioned in the general exclusions of the policy of insurance, including War Risks and Political Risks, taken out under GC Clause 35 hereof; or

	(b)	any use or occupation by the Employer or any third Pasty other than a Subcontractor, authorized by the Employer of any part of the Facilities; or

	(c)	any use of or reliance upon any design, data or specification provided or designated by or on behalf of the Employer, or any such matter for which the Contractor has disclaimed responsibility herein, the Employer shall pay to the Contractor all sums payable in respect of the Facilities executed, notwithstanding that the same be lost, destroyed or damaged, and will pay to the Contractor the replacement value of all temporary facilities and all parts thereof lost, destroyed or damaged. If the Employer requests the Contractor in writing to make good any loss or damage to the Facilities thereby occasioned, the Contractor shall make good the same at the cost of the Employer in accordance with GC Clause 40. If the Employer does not request the Contractor in writing to make good any loss or damage to the Facilities thereby occasioned, the Employer shall either request a change in accordance with GC Clause 40, excluding the performance of that part of the Facilities thereby lost, destroyed or damaged, or, where the loss or damage affects a substantial part of the Facilities, the Employer shall terminate the Contract pursuant to GC Sub-Clause 43.1 hereof.

33.3
The Contractor shall be liable for any loss of or damage to any Contractor’s Equipment, or any other property of the Contractor used or intended to be used for purposes of the Facilities, except (i) as mentioned in GC Sub-Clause 33.2 with respect to the Contractor’s temporary facilities, and (ii) where such loss or damage arises by reason of any of the matters specified in GC Sub-Clauses 33.2 (b) and (c) and 39.1.

33.4
With respect to any loss or damage caused to the Facilities or any part thereof or to the Contractor’s Equipment by reason of any of the matters specified in GC Sub-Clause 39.1, the  provisions of GC Sub-Clause 39.3 shall apply.

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34.	Loss of or Damage to Property; Accident or Injury to Workers; Indemnification	34.1
Subject to GC Sub-Clause 34.3, the Contractor shall indemnify and hold harmless the Employer and its employees and officers from and against any and all suits, actions or administrative proceedings, claims, demands, losses, damages, costs, and expenses of whatsoever nature, including attorney’s fees and expenses, in respect of the death or injury of any person or loss of or damage to any property other than the Facilities whether accepted or not, arising in connection with the supply and installation of the Facilities and by reason of the negligence of the Contractor or its Subcontractors, or their employees, officers or agents, except any injury, death or property damage caused by the negligence of the Employer, its contractors, employees, officers or agents.

34.2
If any proceedings are brought or any claim is made against the Employer that might subject the Contractor to liability under GC Sub-Clause 34.1, the Employer shall promptly give the Contractor a notice thereof and the Contractor may at its own expense and in the Employer’s name conduct such proceedings or claim and any negotiations for the settlement of any such proceedings or claim.

If the Contractor fails to notify the Employer within twenty-eight (28) days after receipt of such notice that it intends to conduct any such proceedings or claim, then the Employer shall be free to conduct the same on its own behalf. Unless the Contractor has so failed to notify the Employer within the twenty-eight (28) day period, the Employer shall make no admission that may be prejudicial to the defense of any such proceedings or claim.

The Employer shall, at the Contractor’s request, afford all available assistance to the Contractor in conducting such proceedings or claim, and shall be reimbursed by the Contractor for all reasonable expenses incurred in so doing.

34.3
The Employer shall indemnify and hold harmless the Contractor and its employees, officers and Subcontractors from any liability for loss of or damage to property of the Employer, other than the Facilities not yet taken over, that is caused by fire, explosion or any other perils, in excess of the amount recoverable from insurances procured under GC Clause 35, provided that such fire, explosion or other perils were not caused by any act or failure of the Contractor.

34.4
The Party entitled to the benefit of an indemnity under this GC Clause 34 shall take all reasonable measures to mitigate any loss or damage which has occurred. If the Party fails to take such measures, the other Party’s liabilities shall be cossespondingly reduced.

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35.	Insurance	35.1
To the extent specified in the Appendix to the Contract Agreement titled Insurance Requirements, the Contractor shall at its expense take out and maintain in effect, or cause to be taken out and maintained in effect, during the performance of the Contract, the insurances set forth below in the sums and with the deductibles and other conditions specified in the said Appendix. The identity of the insurers and the form of the policies shall be subject to the approval of the Employer, who should not umeasonably withhold such approval.

			(a)	Cargo Insurance During Transport

Covering loss or damage occurring while in transit from the Contractor’s or Subcontractor’s works or stores until arrival at the Site, to the Plant (including spare parts therefor) and to the Contractor’s Equipment.

			(b)	Installation All Risks Insurance

Covering physical loss or damage to the Facilities at the Site, occurring prior to Completion of the Facilities, with an extended maintenance coverage for the Contractor’s liability in respect of any loss or damage occurring during the Defect Liability Period while the Contractor is on the Site for the purpose of performing its obligations during the Defect Liability Period.

			(c)	Third Party Liability Insurance

Covering bodily injury or death suffered by third Parties including the Employer’s personnel, and loss of or damage to property occurring in connection with the supply and installation of the Facilities.

			(d)	Automobile Liability Insurance

Covering use of all vehicles used by the Contractor or its Subcontractors, whether or not owned by them, in connection with the execution of the Contract.

			(e)	Workers’ Compensation

In accordance with the statutory requirements applicable in any country where the Contract or any part thereof is executed.

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(f)	Employer’s Liability

In accordance with the statutory requirements applicable in any country where the Contract or any part thereof is executed.

(g)	Other Insurances

Such other insurances as may be specifically agreed upon by the Parties hereto as listed in the Appendix to the Contract Agreement titled Insurance Requirements.

35.2
The Employer shall be named as co-insured under all insurance policies taken out by the Contractor pursuant to GC Sub-Clause 35.1, except for the Third Party Liability, Workers’ Compensation, and Employer’s Liability Insurances, and the Contractor’s Subcontractors shall be named as co-insureds under all insurance policies taken out by the Contractor pursuant to GC Sub-Clause 35.1 except for the Cargo Insurance During Transport, Workers’ Compensation and Employer’s Liability Insurances. All insurer’s rights of subrogation against such co-insureds for losses or claims arising out of the performance of the Contract shall be waived under such policies.

35.3
The Contractor shall, in accordance with the provisions of the Appendix to the Contract Agreement titled Insurance Requirements, deliver to the Employer certificates of insurance or copies of the insurance policies as evidence that the required policies are in full force and effect. The certificates shall provide that no less than twenty-one (21) days’ notice shall be given to the Employer by insurers prior to cancellation or material modification of a policy.

35.4
The Contractor shall ensure that, where applicable, its Subcontractor(s) shall take out and maintain in effect adequate insurance policies for their personnel and vehicles and for work executed by them under the Contract, unless such Subcontractors are covered by the policies taken out by the Contractor.

35.5
The Employer shall at its expense take out and maintain in effect during the performance of the Contract those insurances specified in the Appendix to the Contract Agreement titled Insurance Requirements, in the sums and with the deductibles and other conditions specified in the said Appendix. The Contractor and the Contractor’s Subcontractors shall be named as co-insureds under all such policies. All insurers’ rights of subrogation against such co-insureds for losses or claims arising out of the performance of the Contract shall be waived under such policies. The Employer shall deliver to the Contractor satisfactory evidence that the required insurances are in full force and effect. The policies shall provide that not less than twenty-one (21) days’ notice shall be given to the Contractor by all insurers prior to any cancellation or material modification of the policies. If so requested by the Contractor, the Employer shall provide copies of the policies taken out by the Employer under this GC Sub-Clause 35.5.

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35.6
If the Contractor fails to take out and/or maintain in effect the insurances referred to in GC Sub-Clause 35.1, the Employer may take out and maintain in effect any such insurances and may from time to time deduct from any amount due the Contractor under the Contract any premium that the Employer shall have paid to the insurer, or may otherwise recover such amount as a debt due from the Contractor. If the Employer fails to take out and/or maintain in effect the insurances referred to in GC 35.5, the Contractor may take out and maintain in effect any such insurances and may from time to time deduct from any amount due the Employer under the Contract any premium that the Contractor shall have paid to the insurer, or may otherwise recover such amount as a debt due from the Employer. If the Contractor fails to or is unable to take out and maintain in effect any such insurances, the Contractor shall nevertheless have no liability or responsibility towards the Employer, and the Contractor shall have full recourse against the Employer for any and all liabilities of the Employer herein.

35.7
Unless otherwise provided in the Contract, the Contractor shall prepare and conduct all and any claims made under the policies effected by it pursuant to this GC Clause 35, and all monies payable by any insurers shall be paid to the Contractor. The Employer shall give to the Contractor all such reasonable assistance as may be required by the Contractor. With respect to insurance claims in which the Employer’s interest is involved, the Contractor shall not give any release or make any compromise with the insurer without the prior written consent of the Employer. With respect to insurance claims in which the Contractor’s interest is involved, the Employer shall not give any release or make any compromise with the insurer without the prior written consent of the Contractor.

36.	Unforeseen Conditions	36.1
If, during the execution of the Contract, the Contractor shall encounter on the Site any physical conditions other than climatic conditions, or artificial obstructions that could not have been reasonably foreseen prior to the date of the Contract Agreement by an experienced contractor on the basis of reasonable examination of the data relating to the Facilities including any data as to boring tests, provided by the Employer, and on the basis of information that it could have obtained from a visual inspection of the Site if access thereto was available, or other data readily available to it relating to the Facilities, and if the Contractor determines that it will in consequence of such conditions or obstructions incur additional cost and expense or require additional time to perform its obligations under the Contract that would not have been required if such physical conditions or artificial obstructions had not been encountered, the Contractor shall promptly, and before performing additional work or using additional Plant or Contractor’s Equipment, notify the Project Manager in writing of

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	(a)	the physical conditions or artificial obstructions on the Site that could not have been reasonably foreseen;

	(b)	the additional work and/or Plant and/or Contractor’s Equipment required, including the steps which the Contractor will or proposes to take to overcome such conditions or obstructions;

	(c)	the extent of the anticipated delay; and

	(d)	the additional cost and expense that the Contractor is likely to incur.

On receiving any notice from the Contractor under this GC Sub-Clause 36.1, the Project Manager shall promptly consult with the Employer and Contractor and decide upon the actions to be taken to overcome the physical conditions or artificial obstructions encountered. Following such consultations, the Project Manager shall instruct the Contractor, with a copy to the Employer, of the actions to be taken.

36.2
Any reasonable additional cost and expense incurred by the Contractor in following the instructions from the Project Manager to overcome such physical conditions or artificial obstructions referred to in GC Sub-Clause 36.1 shall be paid by the Employer to the Contractor as an addition to the Contract Price.

36.3
If the Contractor is delayed or impeded in the performance of the Contract because of any such physical conditions or artificial obstructions referred to in GC Sub-Clause 36.1, the Time for Completion shall be extended in accordance with GC Clause 41.

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37.	Change in Laws and Regulations	37.1
If, after the date twenty-eight (28) days prior to the date of Bid submission, in the country where the Site is located, any law, regulation, ordinance, order or by-law having the force of law is enacted, promulgated, abrogated or changed which shall be deemed to include any change in interpretation or application by the competent authorities, that subsequently affects the costs and expenses of the Contractor and/or the Time for Completion, the Contract Price shall be correspondingly increased or decreased, and/or the Time for Completion shall be reasonably adjusted to the extent that the Contractor has thereby been affected in the performance of any of its obligations under the Contract. Notwithstanding the foregoing, such additional or reduced costs shall not be separately paid or credited if the same has already been accounted for in the price adjustment provisions where applicable, in accordance with the PC pursuant to GC Sub-Clause 12.2.

38.	Force Majeure	38.1
 “Force Majeure” shall mean any event beyond the reasonable control of the Employer or of the Contractor, as the case may be, and which is unavoidable notwithstanding the reasonable care of the Party affected, and shall include, without limitation, the following:

(a)	war, hostilities or warlike operations whether a state of war be declared or not, invasion, act of foreign enemy and civil war

(b)	rebellion, revolution, insurrection, mutiny, usurpation of civil or military government, conspiracy, riot, civil commotion and terrorist acts

(c)
confiscation, nationalization, mobilization, commandeering or requisition by or under the order of any government or de jure or de facto authority or ruler or any other act or failure to act of any local state or national government authority

(d)
strike, sabotage, lockout, embargo, impost restriction, port congestion, lack of usual means of public transportation and communication, industrial dispute, shipwreck, shortage or restriction of power supply, epidemics, quarantine and plague

(e)
earthquake, landslide, volcanic activity, fire, flood or inundation, tidal wave, typhoon or cyclone, hurricane, storm, lightning, or other inclement weather condition, nuclear and pressure waves or other natural or physical disaster

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(f)	shortage of labor, materials or utilities where caused by circumstances that are themselves Force Majeure.

38.2
If either Party is prevented, hindered or delayed from or in performing any of its obligations under the Contract by an event of Force Majeure, then it shall notify the other in writing of the occurrence of such event and the circumstances thereof within fourteen (14) days after the occurrence of such event.

38.3
The Party who has given such notice shall be excused from the performance or punctual performance of its obligations under the Contract for so long as the relevant event of Force Majeure continues and to the extent that such Party’s performance is prevented, hindered or delayed. The Time for Completion shall be extended in accordance with GC Clause 41.

38.4
The Party or Parties affected by the event of Force Majeure shall use reasonable efforts to mitigate the effect thereof upon its or their performance of the Contract and to fulfill its or their obligations under the Contract, but without prejudice to either Party’s right to terminate the Contract under GC Sub-Clauses 38.6 and 39.5.

38.5	No delay or nonperformance by either Party hereto caused by the occurrence of any event of Force Majeure shall

(a)	constitute a default or breach of the Contract, or

(b)	give rise to any claim for damages or additional cost or expense occasioned thereby, subject to GC Sub-Clauses 33.2, 39.3 and 39.4 if and to the extent that such delay or nonperformance is caused by the occurrence of an event of Force Majeure.

38.6
If the performance of the Contract is substantially prevented, hindered or delayed for a single period of more than sixty (60) days or an aggregate period of more than one hundred and twenty (120) days on account of one or more events of Force Majeure during the currency of the Contract, the Parties will attempt to develop a mutually satisfactory solution, failing which either Party may terminate the Contract by giving a notice to the other, but without prejudice to either Party’s right to terminate the Contract under GC Sub-Clause 39.5.

38.7	In the event of termination pursuant to GC Sub-Clause 38.6, the rights and obligations of the Employer and the Contractor shall be as specified in GC Sub-Clauses 43.1.2 and 43.1.3.

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		38.8	Notwithstanding GC Sub-Clause 38.5, Force Majeure shall not apply to any obligation of the Employer to make payments to the Contractor herein.

39.	War Risks	39.1
“War Risks” shall mean any event specified in paragraphs (a) and (b) of GC Sub-Clause 38.1 and any explosion or impact of any mine, bomb, shell, grenade or other projectile, missile, munitions or explosive of war, occuming or existing in or near the country (or countries) where the Site is located.

		39.2	Notwithstanding anything contained in the Contract, the Contractor shall have no liability whatsoever for or with respect to

			(a)	destruction of or damage to Facilities, Plant, or any part thereof;

			(b)	destruction of or damage to property of the Employer or any third Party; or

			(c)	injury or loss of life

if such destruction, damage, injury or loss of life is caused by any War Risks, and the Employer shall indemnify and hold the Contractor harmless from and against any and all claims, liabilities, actions, lawsuits, damages, costs, charges or expenses arising in consequence of or in connection with the same.

39.3
If the Facilities or any Plant or Contractor’s Equipment or any other property of the Contractor used or intended to be used for the purposes of the Facilities shall sustain destruction or damage by reason of any War Risks, the Employer shall pay the Contractor for

			(a)	any part of the Facilities or the Plant so destroyed or damaged to the extent not already paid for by the Employer and so far as may be required by the Employer, and as may be necessary for completion of the Facilities

			(b)	replacing or making good any Contractor’s Equipment or other property of the Contractor so destroyed or damaged

			(c)	replacing or making good any such destruction or damage to the Facilities or the Plant or any part thereof.

If the Employer does not require the Contractor to replace or make good any such destruction or damage to the Facilities, the Employer shall either request a change in accordance with GC Clause 40, excluding the performance of that part of the Facilities thereby destroyed or damaged or, where the loss, destruction or damage affects a substantial part of the Facilities, shall terminate the Contract, pursuant to GC Sub-Clause 43.1.

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If the Employer requires the Contractor to replace or make good on any such destruction or damage to the Facilities, the Time for Completion shall be extended in accordance with GC 41.

39.4
Notwithstanding anything contained in the Contract, the Employer shall pay the Contractor for any increased costs or incidentals to the execution of the Contract that are in any way attributable to, consequent on, resulting from, or in any way connected with any War Risks, provided that the Contractor shall as soon as practicable notify the Employer in writing of any such increased cost.

39.5
If during the performance of the Contract any War Risks shall occur that financially or otherwise materially affect the execution of the Contract by the Contractor, the Contractor shall use its reasonable efforts to execute the Contract with due and proper consideration given to the safety of its and its Subcontractors’ personnel engaged in the work on the Facilities, provided, however, that if the execution of the work on the Facilities becomes impossible or is substantially prevented for a single period of more than sixty (60) days or an aggregate period of more than one hundred and twenty (120) days on account of any War Risks, the Parties will attempt to develop a mutually satisfactory solution, failing which either Party may terminate the Contract by giving a notice to the other.

39.6	In the event of termination pursuant to GC Sub-Clauses 39.3 or 39.5, the rights and obligations of the Employer and the Contractor shall be specified in GC Sub-Clauses 43.1.2 and 43.1.3.

Change in Contract Elements

40.	Change in the	40.1	Introducing a Change
Facilities
40.1.1
Subject to GC Sub-Clauses 40.2.5 and 40.2.7, the Employer shall have the right to propose, and subsequently require, that the Project Manager order the Contractor from time to time during the performance of the Contract to make any change, modification, addition or deletion to, in or from the Facilities hereinafter called “Change”, provided that such Change falls within the general scope of the Facilities and does not constitute unrelated work and that it is technically practicable, taking into account both the state of advancement of the Facilities and the technical compatibility of the Change envisaged with the nature of the Facilities as specified in the Contract.

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40.1.2
The Contractor may from time to time during its performance of the Contract propose to the Employer with a copy to the Project Manager, any Change that the Contractor considers necessary or desirable to improve the quality, efficiency or safety of the Facilities. The Employer may at its discretion approve or reject any Change proposed by the Contractor, provided that the Employer shall approve any Change proposed by the Contractor to ensure the safety of the Facilities.

40.1.3
Notwithstanding GC Sub-Clauses 40.1.1 and 40.1.2, no change made necessary because of any default of the Contractor in the performance of its obligations under the Contract shall be deemed to be a Change, and such change shall not result in any adjustment of the Contract Price or the Time for Completion.

	40.1.4	The procedure on how to proceed with and execute Changes is specified in GC Sub-Clauses 40.2 and 40.3, and further details and forms are provided in the Employer’s Requirements (Forms and Procedures).

40.2	Changes Originating from Employer

40.2.1
If the Employer proposes a Change pursuant to GC Sub-Clause 40.1.1, it shall send to the Contractor a “Request for Change Proposal,” requiring the Contractor to prepare and furnish to the Project Manager as soon as reasonably practicable a “Change Proposal,” which shall include the following:

		(a)	brief description of the Change

		(b)	effect on the Time for Completion

		(c)	estimated cost of the Change

		(d)	effect on Functional Guarantees (if any)

		(e)	effect on the Facilities

		(f)	effect on any other provisions of the Contract.

40.2.2
Prior to preparing and submitting the “Change Proposal,” the Contractor shall submit to the Project Manager an “Estimate for Change Proposal,” which shall be an estimate of the cost of preparing and submitting the Change Proposal.

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Upon receipt of the Contractor’s Estimate for Change Proposal, the Employer shall do one of the following:

	(a)	accept the Contractor’s estimate with instructions to the Contractor to proceed with the preparation of the Change Proposal

	(b)	advise the Contractor of any part of its Estimate for Change Proposal that is unacceptable and request the Contractor to review its estimate

	(c)	advise the Contractor that the Employer does not intend to proceed with the Change.

40.2.3
Upon receipt of the Employer’s instruction to proceed under GC Sub-Clause 40.2.2 (a), the Contractor shall, with proper expedition, proceed with the preparation of the Change Proposal, in accordance with GC Sub-Clause 40.2.1.

40.2.4
The pricing of any Change shall, as far as practicable, be calculated in accordance with the rates and prices included in the Contract. If such rates and prices are inequitable, the Parties thereto shall agree on specific rates for the valuation of the Change.

40.2.5
If before or during the preparation of the Change Proposal it becomes apparent that the aggregate effect of compliance therewith and with all other Change Orders that have already become binding upon the Contractor under this GC Clause 40 would be to increase or decrease the Contract Price as originally set forth in Article 2 (Contract Price) of the Contract Agreement by more than fifteen percent (15%), the Contractor may give a written notice of objection thereto prior to furnishing the Change Proposal as aforesaid. If the Employer accepts the Contractor’s objection, the Employer shall withdraw the proposed Change and shall notify the Contractor in writing thereof.

The Contractor’s failure to so object shall neither affect its right to object to any subsequent requested Changes or Change Orders herein, nor affect its right to take into account, when making such subsequent objection, the percentage increase or decrease in the Contract Price that any Change not objected to by the Contractor represents.

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40.2.6
Upon receipt of the Change Proposal, the Employer and the Contractor shall mutually agree upon all matters therein contained. Within fourteen (14) days after such agreement, the Employer shall, if it intends to proceed with the Change, issue the Contractor with a Change Order.

If the Employer is unable to reach a decision within fourteen (14) days, it shall notify the Contractor with details of when the Contractor can expect a decision.

If the Employer decides not to proceed with the Change for whatever reason, it shall, within the said period of fourteen (14) days, notify the Contractor accordingly. Under such circumstances, the Contractor shall be entitled to reimbursement of all costs reasonably incurred by it in the preparation of the Change Proposal, provided that these do not exceed the amount given by the Contractor in its Estimate for Change Proposal submitted in accordance with GC Sub-Clause 40.2.2.

40.2.7
If the Employer and the Contractor cannot reach agreement on the price for the Change, an equitable adjustment to the Time for Completion, or any other matters identified in the Change Proposal, the Employer may nevertheless instruct the Contractor to proceed with the Change by issue of a “Pending Agreement Change Order.”

Upon receipt of a Pending Agreement Change Order, the Contractor shall immediately proceed with effecting the Changes covered by such Order. The Parties shall thereafter attempt to reach agreement on the outstanding issues under the Change Proposal.

If the Parties cannot reach agreement within sixty (60) days from the date of issue of the Pending Agreement Change Order, then the matter may be referred to the Dispute Board in accordance with the provisions of GC Sub-clause 47.1.

40.3	Changes Originating from Contractor

40.3.1
If the Contractor proposes a Change pursuant to GC Sub- Clause 40.1.2, the Contractor shall submit to the Project Manager a written “Application for Change Proposal,” giving reasons for the proposed Change and including the information specified in GC Sub-Clause 40.2.1.

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Upon receipt of the Application for Change Proposal, the Parties shall follow the procedures outlined in GC Sub-Clauses 40.2.6 and 40.2.7. However, should the Employer choose not to proceed, the Contractor shall not be entitled to recover the costs of preparing the Application for Change Proposal.

41.	Extension of Time for Completion	41.1
The Time(s) for Completion specified in the PC pursuant to GC Sub-Clause 8.2 shall be extended if the Contractor is delayed or impeded in the performance of any of its obligations under the Contract by reason of any of the following:

			(a)	any Change in the Facilities as provided in GC Clause 40

(b)
any occurrence of Force Majeure as provided in GC Clause 38, unforeseen conditions as provided in GC Clause 36, or other occurrence of any of the matters specified or referred to in paragraphs (a), (b) and (c) of GC Sub-Clause 33.2

			(c)	any suspension order given by the Employer under GC Clause 41 hereof or reduction in the rate of progress pursuant to GC Sub-Clause 42.2 or

			(d)	any changes in laws and regulations as provided in GC Clause 37 or

(e)
any default or breach of the Contract by the Employer, Appendix to the Contract Agreement titled, or any activity, act or omission of the Employer, or the Project Manager, or any other contractors employed by the Employer, or

			(f)	any delay on the part of a sub-contractor, provided such delay is due to a cause for which the Contractor himself would have been entitled to an extension of time under this sub-clause, or

			(g)	delays attributable to the Employer or caused by customs, or

			(h)	any other matter specifically mentioned in the Contract

by such period as shall be fair and reasonable in all the circumstances and as shall fairly reflect the delay or impediment sustained by the Contractor.

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		41.2
Except where otherwise specifically provided in the Contract, the Contractor shall submit to the Project Manager a notice of a claim for an extension of the Time for Completion, together with particulars of the event or circumstance justifying such extension as soon as reasonably practicable after the commencement of such event or circumstance. As soon as reasonably practicable after receipt of such notice and supporting particulars of the claim, the Employer and the Contractor shall agree upon the period of such extension. In the event that the Contractor does not accept the Employer’s estimate of a fair and reasonable time extension, the Contractor shall be entitled to refer the matter to a Dispute Board, pursuant to GC Sub-Clause 47.1.

		41.3	The Contractor shall at all times use its reasonable efforts to minimize any delay in the performance of its obligations under the Contract.

		41.4
In all cases where the Contractor has given a notice of a claim for an extension of time under GC 41.2, the Contractor shall consult with the Project Manager in order to determine the steps (if any) which can be taken to overcome or minimize the actual or anticipated delay. The Contractor shall there after comply with all reasonable instructions which the Project Manager shall give in order to minimize such delay. If compliance with such instructions shall cause the Contractor to incur extra costs and the Contractor is entitled to an extension of time under GC 41.1, the amount of such extra costs shall be added to the Contract Price.

42.	Suspension	42.1
The Employer may request the Project Manager, by notice to the Contractor, to order the Contractor to suspend performance of any or all of its obligations under the Contract. Such notice shall specify the obligation of which performance is to be suspended, the effective date of the suspension and the reasons therefor. The Contractor shall thereupon suspend performance of such obligation, except those obligations necessary for the care or preservation of the Facilities, until ordered in writing to resume such performance by the Project Manager.

If, by virtue of a suspension order given by the Project Manager, other than by reason of the Contractor’s default or breach of the Contract, the Contractor’s performance of any of its obligations is suspended for an aggregate period of more than ninety (90) days, then at any time thereafter and provided that at that time such performance is still suspended, the Contractor may give a notice to the Project Manager requiring that the Employer shall, within twenty-eight (28) days of receipt of the notice, order the resumption of such performance or request and subsequently order a change in accordance with GC Clause 40, excluding the performance of the suspended obligations from the Contract.

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If the Employer fails to do so within such period, the Contractor may, by a further notice to the Project Manager, elect to treat the suspension, where it affects a part only of the Facilities, as a deletion of such part in accordance with GC Clause 40 or, where it affects the whole of the Facilities, as termination of the Contract under GC Sub-Clause 43.1.

42.2	If

(a)
the Employer has failed to pay the Contractor any sum due under the Contract within the specified period, has failed to approve any invoice or supporting documents without just cause pursuant to the Appendix to the Contract Agreement titled Terms and Procedures of Payment, or commits a substantial breach of the Contract, the Contractor may give a notice to the Employer that requires payment of such sum, with interest thereon as stipulated in GC Sub-Clause 13.3, requires approval of such invoice or supporting documents, or specifies the breach and requires the Employer to remedy the same, as the case may be. If the Employer fails to pay such sum together with such interest, fails to approve such invoice or supporting documents or give its reasons for withholding such approval, or fails to remedy the breach or take steps to remedy the breach within fourteen (14) days after receipt of the Contractor’s notice or

(b)
the Contractor is unable to carry out any of its obligations under the Contract for any reason attributable to the Employer, including but not limited to the Employer’s failure to provide possession of or access to the Site or other areas in accordance with GC Sub-Clause 11.2, or failure to obtain any governmental permit necessary for the execution and/or completion of the Facilities, then the Contractor may by fousteen (14) days’ notice to the Employer suspend performance of all or any of its obligations under the Contract, or reduce the rate of progress.

42.3
If the Contractor’s performance of its obligations is suspended or the rate of progress is reduced pursuant to this GC Clause 42, then the Time for Completion shall be extended in accordance with GC Sub-Clause 41.1, and any and all additional costs or expenses incurred by the Contractor as a result of such suspension or reduction shall be paid by the Employer to the Contractor in addition to the Contract Price, except in the case of suspension order or reduction in the rate of progress by reason of the Contractor’s default or breach of the Contract.

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42.4	During the period of suspension, the Contractor shall not remove from the Site any Plant, any part of the Facilities or any Contractor’s Equipment, without the prior written consent of the Employer.

43.	Termination	43.1	Termination for Employer’s Convenience

			43.1.1	The Employer may at any time terminate the Contract for any reason by giving the Contractor a notice of termination that refers to this GC Sub-Clause 43.1.

			43.1.2	Upon receipt of the notice of termination under GC Sub-Clause 43.1.1, the Contractor shall either immediately or upon the date specified in the notice of termination

(a)
cease all further work, except for such work as the Employer may specify in the notice of termination for the sole purpose of protecting that part of the Facilities already executed, or any work required to leave the Site in a clean and safe condition

(b) terminate all subcontracts, except those to be assigned to the Employer pursuant to paragraph (d) (ii) below

(c)
remove all Contractor’s Equipment from the Site, repatriate the Contractor’s and its Subcontractors’ personnel from the Site, remove from the Site any wreckage, rubbish and debris of any kind, and leave the whole of the Site in a clean and safe condition, and

(d)	subject to the payment specified in GC Sub-Clause 43.1.3,

	(i)	deliver to the Employer the parts of the Facilities executed by the Contractor up to the date of termination

(ii)
to the extent legally possible, assign to the Employer all right, title and benefit of the Contractor to the Facilities and to the Plant as of the date of termination, and, as may be required by the Employer, in any subcontracts concluded between the Contractor and its Subcontractors; and

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(iii)
deliver to the Employer all non-proprietary drawings, specifications and other documents prepared by the Contractor or its Subcontractors as at the date of termination in connection with the Facilities.

	43.1.3	In the event of termination of the Contract under GC Sub-Clause 43.1.1, the Employer shall pay to the Contractor the following amounts:

		(a)	the Contract Price, properly attributable to the parts of the Facilities executed by the Contractor as of the date of termination

		(b)	the costs reasonably incurred by the Contractor in the removal of the Contractor’s Equipment from the Site and in the repatriation of the Contractor’s and its Subcontractors’ personnel

		(c)	any amounts to be paid by the Contractor to its Subcontractors in connection with the termination of any subcontracts, including any cancellation charges

		(d)	costs incurred by the Contractor in protecting the Facilities and leaving the Site in a clean and safe condition pursuant to paragraph (a) of GC Sub-Clause 43.1.2

(e)
the cost of satisfying all other obligations, commitments and claims that the Contractor may in good faith have undertaken with third Parties in connection with the Contract and that are not covered by paragraphs (a) through (d) above.

43.2	Termination for Contractor’s Default

43.2.1
The Employer, without prejudice to any other rights or remedies it may possess, may terminate the Contract forthwith in the following circumstances by giving a notice of termination and its reasons therefor to the Contractor, referring to this GC Sub-Clause 43.2:

(a)
if the Contractor becomes bankrupt or insolvent, has a receiving order issued against it, compounds with its creditors, or, if the Contractor is a corporation, a resolution is passed or order is made for its winding up, other than a voluntary liquidation for the purposes of amalgamation or reconstruction, a receiver is appointed over any part of its undertaking or assets, or if the Contractor takes or suffers any other analogous action in consequence of debt

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	(b)	if the Contractor assigns or transfers the Contract or any right or interest therein in violation of the provision of GC Clause 44.

	(c)	if the Contractor, in the judgment of the Employer has engaged in corrupt, collusive, coercive, or fraudulent practices, as defined in GC Clause 6, in competing for or in executing the Contract.

43.2.2	If the Contractor

	(a)	has abandoned or repudiated the Contract

(b)
has without valid reason failed to commence work on the Facilities promptly or has suspended, other than pursuant to GC Sub-Clause 42.2, the progress of Contract performance for more than twenty-eight (28) days after receiving a written instruction from the Employer to proceed

	(c)	persistently fails to execute the Contract in accordance with the Contract or persistently neglects to carry out its obligations under the Contract without just cause

(d)
refuses or is unable to provide sufficient materials, services or labor to execute and complete the Facilities in the manner specified in the program furnished under GC Sub-Clause 19.2 at rates of progress that give reasonable assurance to the Employer that the Contractor can attain Completion of the Facilities by the Time for Completion as extended, then the Employer may, without prejudice to any other rights it may possess under the Contract, give a notice to the Contractor stating the nature of the default and requiring the Contractor to remedy the same. If the Contractor fails to remedy or to take steps to remedy the same within fourteen (14) days of its receipt of such notice, then the Employer may terminate the Contract forthwith by giving a notice of termination to the Contractor that refers to this GC Sub-Clause 43.2.

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43.2.3	Upon receipt of the notice of termination under GC Sub-Clauses 43.2.1 or 43.2.2, the Contractor shall, either immediately or upon such date as is specified in the notice of termination,

(a)
cease all further work, except for such work as the Employer may specify in the notice of termination for the sole purpose of protecting that part of the Facilities already executed, or any work required to leave the Site in a clean and safe condition

	(b)	terminate all subcontracts, except those to be assigned to the Employer pursuant to paragraph (d) below

	(c)	deliver to the Employer the parts of the Facilities executed by the Contractor up to the date of termination

(d)
to the extent legally possible, assign to the Employer all right, title and benefit of the Contractor to the Facilities and to the Plant as of the date of termination, and, as may be required by the Employer, in any subcontracts concluded between the Contractor and its Subcontractors

	(e)	deliver to the Employer all drawings, specifications and other documents prepared by the Contractor or its Subcontractors as of the date of termination in connection with the Facilities.

43.2.4
The Employer may enter upon the Site, expel the Contractor, and complete the Facilities itself or by employing any third Party. The Employer may, to the exclusion of any right of the Contractor over the same, take over and use with the payment of a fair rental rate to the Contractor, with all the maintenance costs to the account of the Employer and with an indemnification by the Employer for all liability including damage or injury to persons arising out of the Employer’s use of such equipment, any Contractor’s Equipment owned by the Contractor and on the Site in connection with the Facilities for such reasonable period as the Employer considers expedient for the supply and installation of the Facilities.

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Upon completion of the Facilities or at such earlier date as the Employer thinks appropriate, the Employer shall give notice to the Contractor that such Contractor’s Equipment will be returned to the Contractor at or near the Site and shall return such Contractor’s Equipment to the Contractor in accordance with such notice. The Contractor shall thereafter without delay and at its cost remove or arrange removal of the same from the Site.

43.2.5
Subject to GC Sub-Clause 43.2.6, the Contractor shall be entitled to be paid the Contract Price attributable to the Facilities executed as of the date of termination, the value of any unused or partially used Plant on the Site, and the costs, if any, incurred in protecting the Facilities and in leaving the Site in a clean and safe condition pursuant to paragraph (a) of GC Sub-Clause 43.2.3. Any sums due the Employer from the Contractor accruing prior to the date of termination shall be deducted from the amount to be paid to the Contractor under this Contract.

	43.2.6	If the Employer completes the Facilities, the cost of completing the Facilities by the Employer shall be determined.

If the sum that the Contractor is entitled to be paid, pursuant to GC Sub-Clause 43.2.5, plus the reasonable costs incurred by the Employer in completing the Facilities, exceeds the Contract Price, the Contractor shall be liable for such excess.

If such excess is greater than the sums due the Contractor under GC Sub-Clause 43.2.5, the Contractor shall pay the balance to the Employer, and if such excess is less than the sums due the Contractor under GC Sub-Clause 43.2.5, the Employer shall pay the balance to the Contractor.

The Employer and the Contractor shall agree, in writing, on the computation described above and the manner in which any sums shall be paid.

43.3	Termination by the Contractor

	43.3.1	If

(a)
the Employer has failed to pay the Contractor any sum due under the Contract within the specified period, has failed to approve any invoice or supporting documents without just cause pursuant to the Appendix to the Contract Agreement titled Terms and Procedures of Payment, or commits a substantial breach of the Contract, the Contractor may give a notice to the Employer that requires payment of such sum, with interest thereon as stipulated in GC Sub-Clause 13.3, requires approval of such invoice or supporting documents, or specifies the breach and requires the Employer to remedy the same, as the case may be. If the Employer fails to pay such sum together with such interest, fails to approve such invoice or supporting documents or give its reasons for withholding such approval, fails to remedy the breach or take steps to remedy the breach within fourteen (14) days after receipt of the Contractor’s notice, or

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(b)
the Contractor is unable to carry out any of its obligations under the Contract for any reason attributable to the Employer, including but not limited to the Employer’s failure to provide possession of or access to the Site or other areas or failure to obtain any governmental permit necessary for the execution and/or completion of the Facilities, then the Contractor may give a notice to the Employer thereof, and if the Employer has failed to pay the outstanding sum, to approve the invoice or supporting documents, to give its reasons for withholding such approval, or to remedy the breach within twenty-eight (28) days of such notice, or if the Contractor is still unable to carry out any of its obligations under the Contract for any reason attributable to the Employer within twenty-eight (28) days of the said notice, the Contractor may by a further notice to the Employer referring to this GC Sub-Clause 43.3.1, forthwith terminate the contract.

43.3.2
The Contractor may terminate the Contract forthwith by giving a notice to the Employer to that effect, referring to this GC Sub-Clause 43.3.2, if the Employer becomes bankrupt or insolvent, has a receiving order issued against it, compounds with its creditors, or, being a corporation, if a resolution is passed or order is made for its winding up (other than a voluntary liquidation for the purposes of amalgamation or reconstruction), a receiver is appointed over any part of its undertaking or assets, or if the Employer takes or suffers any other analogous action in consequence of debt.

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43.3.3	If the Contract is terminated under GC Sub-Clauses 42.3.1 or 42.3.2, then the Contractor shall immediately

(a)
cease all further work, except for such work as may be necessary for the purpose of protecting that part of the Facilities already executed, or any work required to leave the Site in a clean and safe condition

	(b)	terminate all subcontracts, except those to be assigned to the Employer pursuant to pasagraph (d) (ii)

	(c)	remove all Contractor’s Equipment from the Site and repatriate the Contractor’s and its Subcontractors’ personnel from the Site, and

	(d)	subject to the payment specified in GC Sub-Clause 43.3.4,

(i) deliver to the Employer the parts of the Facilities executed by the Contractor up to the date of termination

(ii)
to the extent legally possible, assign to the Employer all right, title and benefit of the Contractor to the Facilities and to the Plant as of the date of termination, and, as may be required by the Employer, in any subcontracts concluded between the Contractor and its Subcontractors, and

(iii) deliver to the Employer all drawings, specifications and other documents prepared by the Contractor or its Subcontractors as of the date of termination in connection with the Facilities.

43.3.4
If the Contract is terminated under GC Sub-Clauses 43.3.1 or 43.3.2, the Employer shall pay to the Contractor all payments specified in GC Sub-Clause 43.1.3, and reasonable compensation for all loss, except for loss of profit, or damage sustained by the Contractor arising out of, in connection with or in consequence of such termination.

43.3.5
Termination by the Contractor pursuant to this GC Sub-Clause 43.3 is without prejudice to any other rights or remedies of the Contractor that may be exercised in lieu of or in addition to rights conferred by GC Sub-Clause 43.3.

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		43.4
In this GC Clause 43, the expression “Facilities executed” shall include all work executed, Installation Services provided, and all Plant acquired, or subject to a legally binding obligation to purchase, by the Contractor and used or intended to be used for the purpose of the Facilities, up to and including the date of termination.

		43.5
In this GC Clause 43, in calculating any monies due from the Employer to the Contractor, account shall be taken of any sum previously paid by the Employer to the Contractor under the Contract, including any advance payment paid pursuant to the Appendix to the Contract Agreement titled Terms and Procedures of Payment.

44.	Assignment	44.1
Neither the Employer nor the Contractor shall, without the express prior written consent of the other Party, which consent shall not be unreasonably withheld, assign to any third Party the Contract or any part thereof, or any right, benefit, obligation or interest therein or thereunder, except that the Contractor shall be entitled to assign either absolutely or by way of charge any monies due and payable to it or that may become due and payable to it under the Contract.

44.	Export Restrictions	44.1
Notwithstanding any obligation under the Contract to complete all export formalities, any export restrictions attributable to the Employer, to the country of the Employer or to the use of the Plant and Installation Services to be supplied which arise from trade regulations from a country supplying those Plant and Installation Services, and which substantially impede the Contractor from meeting its obligations under the Contract, shall release the Contractor from the obligation to provide deliveries or services, always provided, however, that the Contractor can demonstrate to the satisfaction of the Employer and of the Bank that it has completed all formalities in a timely manner, including applying for permits, authorizations and licenses necessary for the export of the Plant and Installation Services under the terms of the Contract. Termination of the Contract on this basis shall be for the Employer’s convenience pursuant to Sub-Clause 43.1.

Claims, Disputes and Arbitration

46.	Contractor’s Claims	46.1
If the Contractor considers himself to be entitled to any extension of the Time for Completion and/or any additional payment, under any Clause of these Conditions or otherwise in connection with the Contract, the Contractor shall submit a notice to the Project Manager, describing the event or circumstance giving rise to the claim. The notice shall be given as soon as practicable, and not later than 28 days after the Contractor became aware, or should have become aware, of the event or circumstance.

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If the Contractor fails to give notice of a claim within such period of 28 days, the Time for Completion shall not be extended, the Contractor shall not be entitled to additional payment, and the Employer shall be discharged from all liability in connection with the claim. Otherwise, the following provisions of this Sub-Clause shall apply.

The Contractor shall also submit any other notices which are required by the Contract, and supporting particulars for the claim, all as relevant to such event or circumstance.

The Contractor shall keep such contemporary records as may be necessary to substantiate any claim, either on the Site or at another location acceptable to the Project Manager. Without admitting the Employer’s liability, the Project Manager may, after receiving any notice under this Sub-Clause, monitor the record-keeping and/or instruct the Contractor to keep further contemporary records. The Contractor shall permit the Project Manager to inspect all these records, and shall (if instructed) submit copies to the Project Manager.

Within 42 days after the Contractor became aware (or should have become aware) of the event or circumstance giving rise to the claim, or within such other period as may be proposed by the Contractor and approved by the Project Manager, the Contractor shall send to the Project Manager a fully detailed claim which includes full supporting particulars of the basis of the claim and of the extension of time and/or additional payment claimed. If the event or circumstance giving rise to the claim has a continuing effect:

(a)	this fully detailed claim shall be considered as interim;

(b)
the Contractor shall send further interim claims at monthly intervals, giving the accumulated delay and/or amount claimed, and such further particulars as the Project Manager may reasonably require; and

(c)
the Contractor shall send a final claim within 28 days after the end of the effects resulting from the event or circumstance, or within such other period as may be proposed by the Contractor and approved by the Project Manager.

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Within 42 days after receiving a claim or any further particulars supporting a previous claim, or within such other period as may be proposed by the Project Manager and approved by the Contractor, the Project Manager shall respond with approval, or with disapproval and detailed comments. He may also request any necessary further particulars, but shall nevertheless give his response on the principles of the claim within such time.

Each Payment Certificate shall include such amounts for any claim as have been reasonably substantiated as due under the relevant provision of the Contract. Unless and until the particulars supplied are sufficient to substantiate the whole of the claim, the Contractor shall only be entitled to payment for such part of the claim as he has been able to substantiate.

The Project Manager shall agree with the Contractor or estimate: (i) the extension (if any) of the Time for Completion (before or after its expiry) in accordance with GC Clause 40, and/or (ii) the additional payment (if any) to which the Contractor is entitled under the Contract.

The requirements of this Sub-Clause are in addition to those of any other Sub-Clause which may apply to a claim. If the Contractor fails to comply with this or another Sub-Clause in relation to any claim, any extension of time and/or additional payment shall take account of the extent (if any) to which the failure has prevented or prejudiced proper investigation of the claim, unless the claim is excluded under the second paragraph of this Sub-Clause.

In the event that the Contractor and the Employer cannot agree on any matter relating to a claim, either Party may refer the matter to the Dispute Board pursuant to GC 47 hereof.

47.	Disputes and Arbitration	47.1	Appointment of the Dispute Board
Disputes shall be referred to a DB for decision in accordance with GC Sub-Clause 47.3. The Parties shall appoint a DB by the date stated in the PC.

The DB shall comprise, as stated in the PC, either one or three suitably qualified persons (“the members”), each of whom shall be fluent in the language for communication defined in the Contract and shall be a professional experienced in the type of activities involved in the performance of the Contract and with the interpretation of contractual documents. If the number is not so stated and the Parties do not agree otherwise, the DB shall comprise three persons, one of whom shall serve as chairman.

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If the Parties have not jointly appointed the DB 21 days before the date stated in the PC and the DB is to comprise thee persons, each Party shall nominate one member for the approval of the other Party. The first two members shall recommend and the Parties shall agree upon the third member, who shall act as chairman.

However, if a list of potential members is included in the PC, the members shall be selected from those on the list, other than anyone who is unable or unwilling to accept appointment to the DB.

The agreement between the Parties and either the sole member or each of the three members shall incorporate by reference the General Conditions of Dispute Board Agreement contained in the Appendix to these General Conditions, with such amendments as are agreed between them.

The terms of the remuneration of either the sole member or each of the three members, including the remuneration of any expert whom the DB consults, shall be mutually agreed upon by the Parties when agreeing the terms of appointment of the member or such expert (as the case may be). Each Party shall be responsible for paying one-half of this remuneration.

If a member declines to act or is unable to act as a result of death, disability, resignation or termination of appointment, a replacement shall be appointed in the same manner as the replaced person was required to have been nominated or agreed upon, as described in this Sub-Clause.

The appointment of any member may be terminated by mutual agreement of both Parties, but not by the Employer or the Contractor acting alone. Unless otherwise agreed by both Parties, the appointment of the DB (including each member) shall expire when the Operational Acceptance Certificate has been issued in accordance with GC Sub-Clause 26.3.

47.2	Failure to Agree on the Composition of the Dispute Board

If any of the following conditions apply, namely:

(a) the Parties fail to agree upon the appointment of the sole member of the DB by the date stated in the first paragraph of GC Sub-Clause 47.1,

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either Party fails to nominate a member (for approval by the other Party) of a DB of three persons by such date,

the Parties fail to agree upon the appointment of the third member (to act as chairman) of the DB by such date, or the Parties fail to agree upon the appointment of a replacement person within 42 days after the date on which the sole member or one of the three members declines to act or is unable to act as a result of death, disability, resignation or termination of appointment, then the appointing entity or official named in the PC shall, upon the request of either or both of the Parties and after due consultation with both Parties, appoint this member of the DB. This appointment shall be final and conclusive. Each Party shall be responsible for paying one-half of the remuneration of the appointing entity or official.

47.3	Obtaining Dispute Board’s Decision

If a dispute (of any kind whatsoever) arises between the Parties in connection with the performance of the Contract, including any dispute as to any certificate, determination, instruction, opinion or valuation of the Project Manager, either Party may refer the dispute in writing to the DB for its decision, with copies to the other Party and the Project Manager. Such reference shall state that it is given under this Sub-Clause.

For a DB of three persons, the DB shall be deemed to have received such reference on the date when it is received by the chairman of the DB.

Both Parties shall promptly make available to the DB all such additional information, further access to the Site, and appropriate facilities, as the DB may require for the purposes of making a decision on such dispute. The DB shall be deemed to be not acting as arbitrator(s).

Within 84 days after receiving such reference, or within such other period as may be proposed by the DB and approved by both Parties, the DB shall give its decision, which shall be reasoned and shall state that it is given under this Sub-Clause. The decision shall be binding on both Parties, who shall promptly give effect to it unless and until it shall be revised in an amicable settlement or an arbitral award as described below. Unless the Contract has already been abandoned, repudiated or terminated, the Contractor shall continue with the performance of the Facilities in accordance with the Contract.

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If either Party is dissatisfied with the DB’s decision, then either Party may, within 28 days after receiving the decision, give notice to the other Party of its dissatisfaction and intention to commence arbitration. If the DB fails to give its decision within the period of 84 days (or as otherwise approved) after receiving such reference, then either Party may, within 28 days after this period has expired, give notice to the other Party of its dissatisfaction and intention to commence arbitration.

In either event, this notice of dissatisfaction shall state that it is given under this Sub-clause, and shall set out the matter in dispute and the reason(s) for dissatisfaction. Except as stated in GC Sub-Clauses 47.6 and 47.7, neither Party shall be entitled to commence arbitration of a dispute unless a notice of dissatisfaction has been given in accordance with this Sub-Clause.

If the DB has given its decision as to a matter in dispute to both Parties, and no notice of dissatisfaction has been given by either Party within 28 days after it received the DB’s decision, then the decision shall become final and binding upon both Parties.

47.4	Amicable Settlement

Where notice of dissatisfaction has been given under GC Sub-Clause 47.3 above, both Parties shall attempt to settle the dispute amicably before the commencement of arbitration. However, unless both Parties agree otherwise, arbitration may be commenced on or after the fifty-sixth day after the day on which notice of dissatisfaction and intention to commence arbitration was given, even if no attempt at amicable settlement has been made.

47.5	Arbitration

Unless indicated otherwise in the PC, any dispute not settled amicably and in respect of which the DB’s decision (if any) has not become final and binding shall be finally settled by arbitration. Unless otherwise agreed by both Parties, arbitration shall be conducted as follows:

(a) For contracts with foreign contractors:

(i) international arbitration with proceedings administered by the international arbitration institution appointed in the PC, in accordance with the rules of arbitration of the appointed institution;,

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(ii) the place of arbitration shall be the city where the headquarters of the appointed arbitration institution is located or such other place selected in accordance with the applicable arbitration rules; and

(iii) the arbitration shall be conducted in the language for communications defined in Sub-Clause 5.3; and

(b) For contracts with domestic contractors, arbitration with proceedings conducted in accordance with the laws of the Employer’s country.

The arbitrator(s) shall have full power to open up, review and revise any certificate, determination, instruction, opinion or valuation of the Project Manager, and any decision of the DB, relevant to the dispute. Nothing shall disqualify the Project Manager from being called as a witness and giving evidence before the arbitrator(s) on any matter whatsoever relevant to the dispute.

Neither Party shall be limited in the proceedings before the arbitrator(s) to the evidence or arguments previously put before the DB to obtain its decision, or to the reasons for dissatisfaction given in its notice of dissatisfaction. Any decision of the DB shall be admissible in evidence in the arbitration.

Arbitration may be commenced prior to or after completion of the Works. The obligations of the Parties, the Project Manager and the DB shall not be altered by reason of any arbitration being conducted during the progress of the Works.

47.6	Failure to Comply with Dispute Board’s Decision

In the event that a Party fails to comply with a DB decision which has become final and binding, then the other Party may, without prejudice to any other rights it may have, refer the failure itself to arbitration under GC Sub-Clause 47.5. GC Sub- Clauses 46.3 and 46.4 shall not apply to this reference.

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47.7	Expiry of Dispute Board’s Appointment

If a dispute arises between the Parties in connection with the performance of the Contract, and there is no DB in place, whether by reason of the expiry of the DB’s appointment or otherwise:

	(a)	GC Sub-Clauses 47.3 and 47.4 shall not apply, and

	(b)	the dispute may be referred directly to arbitration under GC Sub-Clause 47.5

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Appendix A

A           General Conditions of Dispute Board Agreement

1.	Definitions

Each “Dispute Board Agreement” is a tripartite agreement by and between:

the “Employer”;

the “Contractor”; and

the “Member” who is defined in the Dispute Board Agreement as being:

(i) the sole member of the “DB” and, where this is the case, all references to the “Other Members” do not apply, or

(ii) one of the three persons who are jointly called the “DB” (or “dispute board”) and, where this is the case, the other two persons are called the “Other Members”.

The Employer and the Contractor have entered (or intend to enter) into a contract, which is called the “Contract” and is defined in the Dispute Board Agreement, which incorporates this Appendix. In the Dispute Board Agreement, words and expressions which are not otherwise defined shall have the meanings assigned to them in the Contract.

2.	General Provisions

Unless otherwise stated in the Dispute Board Agreement, it shall take effect on the latest of the following dates:

(a) the Commencement Date defined in the Contract,

(b) when the Employer, the Contractor and the Member have each signed the Dispute Board Agreement, or

(c) when the Employer, the Contractor and each of the Other Members (if any) have respectively each signed a dispute board agreement.

This employment of the Member is a personal appointment. At any time, the Member may give not less than 70 days’ notice of resignation to the Employer and to the Contractor, and the Dispute Board Agreement shall terminate upon the expiry of this period.

3.	Warranties

The Member warrants and agrees that he/she is and shall be impartial and independent of the Employer, the Contractor and the Project Manager. The Member shall promptly disclose, to each of them and to the Other Members (if any), any fact or circumstance which might appear inconsistent with his/her warranty and agreement of impartiality and independence.

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When appointing the Member, the Employer and the Contractor relied upon the Member’s representations that he/she is:

	(a)	experienced in the work which the Contractor is to carry out under the Contract,

	(b)	experienced in the interpretation of contract documentation, and

	(c)	fluent in the language for communications defined in the Contract.

4.	General Obligations of the Member

The Member shall:

	(a)	have no interest financial or otherwise in the Employer, the Contractor or the Project Manager, nor any financial interest in the Contract except for payment under the Dispute Board Agreement;

(b)
not previously have been employed as a consultant or otherwise by the Employer, the Contractor or the Project Manager, except in such circumstances as were disclosed in writing to the Employer and the Contractor before they signed the Dispute Board Agreement;

(c)
have disclosed in writing to the Employer, the Contractor and the Other Members (if any), before entering into the Dispute Board Agreement and to his/her best knowledge and recollection, any professional or personal relationships with any director, officer or employee of the Employer, the Contractor or the Project Manager, and any previous involvement in the overall project of which the Contract forms part;

(d)
not, for the duration of the Dispute Board Agreement, be employed as a consultant or otherwise by the Employer, the Contractor or the Project Manager, except as may be agreed in writing by the Employer, the Contractor and the Other Members (if any);

	(e)	comply with the annexed procedural rules and with GC Sub-clause 47.3;

(f)
not give advice to the Employer, the Contractor, the Employer’s Personnel or the Contractor’s Personnel concerning the conduct of the Contract, other than in accordance with the annexed procedural rules;

(g)
not while a Member enter into discussions or make any agreement with the Employer, the Contractor or the Project Manager regarding employment by any of them, whether as a consultant or otherwise, after ceasing to act under the Dispute Board Agreement;

	(h)	ensure his/her availability for all site visits and hearings as are necessary;

(i)
become conversant with the Contract and with the progress of the Facilities (and of any other pasts of the project of which the Contract forms part) by studying all documents received which shall be maintained in a current working file;

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(j)
treat the details of the Contract and all the DB’s activities and hearings as private and confidential, and not publish or disclose them without the prior written consent of the Employer, the Contractor and the Other Members (if any); and

	(k)	be available to give advice and opinions, on any matter relevant to the Contract when requested by both the Employer and the Contractor, subject to the agreement of the Other Members (if any).

5.	General Obligations of the Employer and the Contractor

The Employer, the Contractor, the Employer’s Personnel and the Contractor’s Personnel shall not request advice from or consultation with the Member regarding the Contract, otherwise than in the normal course of the DB’s activities under the Contract and the Dispute Board Agreement. The Employer and the Contractor shall be responsible for compliance with this provision, by the Employer’s Personnel and the Contractor’s Personnel respectively.

The Employer and the Contractor undertake to each other and to the Member that the Member shall not, except as otherwise agreed in writing by the Employer, the Contractor, the Member and the Other Members (if any):

	(a)	be appointed as an arbitrator in any arbitration under the Contract;

	(b)	be called as a witness to give evidence concerning any dispute before arbitrator(s) appointed for any arbitration under the Contract; or

	(c)	be liable for any claims for anything done or omitted in the discharge or purported discharge of the Member’s functions, unless the act or omission is shown to have been in bad faith.

The Employer and the Contractor hereby jointly and severally indemnify and hold the Member harmless against and from claims from which he is relieved from liability under the preceding paragraph.

Whenever the Employer or the Contractor refers a dispute to the DB under GC Sub-clause 47.3, which will require the Member to make a site visit and attend a hearing, the Employer or the Contractor shall provide appropriate security for a sum equivalent to the reasonable expenses to be incurred by the Member. No account shall be taken of any other payments due or paid to the Member.

6.	Payment

The Member shall be paid as follows, in the currency named in the Dispute Board Agreement:

	(a)	a retainer fee per calendar month, which shall be considered as payment in full for:

(i) being available on 28 days’ notice for all site visits and hearings;

(ii) becoming and remaining conversant with all project developments and maintaining relevant files;

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	(iii)	all office and overhead expenses including secretarial services, photocopying and office supplies incurred in connection with his duties; and

	(iv)	all services performed hereunder except those referred to in sub-paragraphs (b) and (c) of this Clause.

The retainer fee shall be paid with effect from the last day of the calendar month in which the Dispute Board Agreement becomes effective; until the last day of the calendar month in which the Taking-Over Certificate is issued for the whole of the Works.

With effect from the first day of the calendar month following the month in which Taking-Over Certificate is issued for the whole of the Works, the retainer fee shall be reduced by one third. This reduced fee shall be paid until the first day of the calendar month in which the Member resigns or the Dispute Board Agreement is otherwise terminated.

(b)	a daily fee which shall be considered as payment in full for:

(i)
each day or part of a day up to a maximum of two days’ travel time in each direction for the journey between the Member’s home and the site, or another location of a meeting with the Other Members (if any);

	(ii)	each working day on site visits, hearings or preparing decisions; and

	(iii)	each day spent reading submissions in preparation for a hearing.

(c)
all reasonable expenses including necessary travel expenses (air fare in less than first class, hotel and subsistence and other direct travel expenses) incurred in connection with the Member’s duties, as well as the cost of telephone calls, courier charges, faxes and telexes: a receipt shall be required for each item in excess of five percent of the daily fee referred to in sub-paragraph (b) of this Clause;

(d)	any taxes properly levied in the Country on payments made to the Member (unless a national or permanent resident of the Country) under this Clause 6.

The retainer and daily fees shall be as specified in the Dispute Board Agreement. Unless it specifies otherwise, these fees shall remain fixed for the first 24 calendar months, and shall thereafter be adjusted by agreement between the Employer, the Contractor and the Member, at each anniversary of the date on which the Dispute Board Agreement became effective.

If the Parties fail to agree on the retainer fee or the daily fee the appointing entity or official named in the PC shall determine the amount of the fees to be used.

The Member shall submit invoices for payment of the monthly retainer and air fares quarterly in advance. Invoices for other expenses and for daily fees shall be submitted following the conclusion of a site visit or hearing. All invoices shall be accompanied by a brief description of activities performed during the relevant period and shall be addressed to the Contractor.

The Contractor shall pay each of the Member’s invoices in full within 56 calendar days after receiving each invoice and shall apply to the Employer (in the Statements under the Contract) for reimbursement of one-half of the amounts of these invoices. The Employer shall then pay the Contractor in accordance with the Contract.

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If the Contractor fails to pay to the Member the amount to which he/she is entitled under the Dispute Board Agreement, the Employer shall pay the amount due to the Member and any other amount which may be required to maintain the operation of the DB; and without prejudice to the Employer’s rights or remedies. In addition to all other rights arising from this default, the Employer shall be entitled to reimbursement of all sums paid in excess of one-half of these payments, plus all costs of recovering these sums and financing charges calculated at the rate specified in accordance with GC Sub-Clause 13.3.

If the Member does not receive payment of the amount due within 70 days after submitting a valid invoice, the Member may (i) suspend his/her services (without notice) until the payment is received, and/or (ii) resign his/her appointment by giving notice under Clause 8.

7.	Termination

At any time: (i) the Employer and the Contractor may jointly terminate the Dispute Board Agreement by giving 42 days’ notice to the Member; or (ii) the Member may resign as provided for in Clause 2.

If the Member fails to comply with the Dispute Board Agreement, the Employer and the Contractor may, without prejudice to their other rights, terminate it by notice to the Member. The notice shall take effect when received by the Member.

If the Employer or the Contractor fails to comply with the Dispute Board Agreement, the Member may, without prejudice to his other rights, terminate it by notice to the Employer and the Contractor. The notice shall take effect when received by them both.

Any such notice, resignation and termination shall be final and binding on the Employer, the Contractor and the Member. However, a notice by the Employer or the Contractor, but not by both, shall be of no effect.

8.	Default of the Member

If the Member fails to comply with any of his obligations under Clause 4 concerning his impartiality or independence in relation to the Employer or the Contractor, he/she shall not be entitled to any fees or expenses hereunder and shall, without prejudice to their other rights, reimburse each of the Employer and the Contractor for any fees and expenses received by the Member and the Other Members (if any), for proceedings or decisions (if any) of the DB which are rendered void or ineffective by the said failure to comply.

9.	Disputes

Any dispute or claim arising out of or in connection with this Dispute Board Agreement, or the breach, termination or invalidity thereof, shall be finally settled by institutional arbitration. If no other arbitration institute is agreed, the arbitration shall be conducted under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with these Rules of Arbitration.

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Appendix B

DISPUTE BOARD GUIDELINES

1.    Unless otherwise agreed by the Employer and the Contractor, the DB shall visit the site at intervals of not more than 140 days, including times of critical construction events, at the request of either the Employer or the Contractor. Unless otherwise agreed by the Employer, the Contractor and the DB, the period between consecutive visits shall not be less than 70 days, except as required to convene a hearing as described below.

2.    The timing of and agenda for each site visit shall be as agreed jointly by the DB, the Employer and the Contractor, or in the absence of agreement, shall be decided by the DB. The purpose of site visits is to enable the DB to become and remain acquainted with the progress of the Works and of any actual or potential problems or claims, and, as far as reasonable, to prevent potential problems or claims from becoming disputes.

3.    Site visits shall be attended by the Employer, the Contractor and the Project Manager and shall be co-ordinated by the Employer in co-operation with the Contractor. The Employer shall ensure the provision of appropriate conference facilities and secretarial and copying services. At the conclusion of each site visit and before leaving the site, the DB shall prepare a report on its activities during the visit and shall send copies to the Employer and the Contractor.

4.    The Employer and the Contractor shall furnish to the DB one copy of all documents which the DB may request, including Contract documents, progress reports, variation instructions, certificates and other documents pertinent to the performance of the Contract. All communications between the DB and the Employer or the Contractor shall be copied to the other Party. If the DB comprises three persons, the Employer and the Contractor shall send copies of these requested documents and these communications to each of these persons.

5.    If any dispute is referred to the DB in accordance with GC Sub-Clause 47.3, the DB shall proceed in accordance with GC Sub-Clause 47.3 and these Guidelines. Subject to the time allowed to give notice of a decision and other relevant factors, the DB shall:

(a)	act fairly and impartially as between the Employer and the Contractor, giving each of them a reasonable opportunity of putting his case and responding to the other’s case, and

(b)	adopt procedures suitable to the dispute, avoiding unnecessary delay or expense.

6.    The DB may conduct a hearing on the dispute, in which event it will decide on the date and place for the hearing and may request that written documentation and arguments from the Employer and the Contractor be presented to it prior to or at the hearing.

7.    Except as otherwise agreed in writing by the Employer and the Contractor, the DB shall have power to adopt an inquisitorial procedure, to refuse admission to hearings or audience at hearings to any persons other than representatives of the Employer, the Contractor and the Project Manager, and to proceed in the absence of any Party who the DB is satisfied received notice of the hearing; but shall have discretion to decide whether and to what extent this power may be exercised.

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8.    The Employer and the Contractor empower the DB, among other things, to:

(a)	establish the procedure to be applied in deciding a dispute,

(b)	decide upon the DB’s own jurisdiction, and as to the scope of any dispute referred to it,

(c)	conduct any hearing as it thinks fit, not being bound by any rules or procedures other than those contained in the Contract and these Guidelines,

(d)	take the initiative in ascertaining the facts and matters required for a decision,

(e)	make use of its own specialist knowledge, if any,

(f)	decide upon the payment of financing charges in accordance with the Contract,

(g)	decide upon any provisional relief such as interim or conservatory measures,

(h)	open up, review and revise any certificate, decision, determination, instruction, opinion or valuation of the Project Manager, relevant to the dispute, and

(i)	appoint, should the DB so consider necessary and the Parties agree, a suitable expert at the cost of the Parties to give advice on a specific matter relevant to the dispute.

9.    The DB shall not express any opinions during any hearing concerning the merits of any arguments advanced by the Parties. Thereafter, the DB shall make and give its decision in accordance with GC Sub-Clause 47.3, or as otherwise agreed by the Employer and the Contractor in writing. If the DB comprises three persons:

(a)	it shall convene in private after a hearing, in order to have discussions and prepare its decision;

(b)
it shall endeavour to reach a unanimous decision: if this proves impossible the applicable decision shall be made by a majority of the Members, who may require the minority Member to prepare a written report for submission to the Employer and the Contractor; and

(c)	if a Member fails to attend a meeting or hearing, or to fulfil any required function, the other two Members may nevertheless proceed to make a decision, unless:

	(i)	either the Employer or the Contractor does not agree that they do so, or

	(ii)	the absent Member is the chairman and he/she instructs the other Members to not make a decision.

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Particular Conditions

The following Particular Conditions shall supplement the General Conditions in Section. Whenever there is a conflict, the provisions herein shall prevail over those in the General Conditions.

Table of Clauses

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Particular Conditions

The following Particular Conditions (PC) shall supplement the General Conditions (GC). Whenever there is a conflict, the provisions herein shall prevail over those in the GC. The clause number of the PC is the corresponding clause number of the GC.

PC 1. Definitions

The Employer is: KENYA PORT AUTHORITY

The Project Manager is: SYLVESTER K. NDONGOLI

The Bank is: INTERNATIONAL DEVELOPMENT ASSOCIATION

Country of Origin: all countries and territories as indicated in Section V of the bidding documents, Eligible Countries.

PC 5. Law and Language

PC 5.1	The Contract shall be interpreted in accordance with the laws of: KENYA

PC 5.2	The ruling language is: ENGLISH

PC 5.3	The language for communications is: ENGLISH

PC 8. Scope of Facilities [Spare Parts] (GC Clause 7)

PC 8.3	The Contractor agrees to supply spare parts for a period of years: 10

Add the following to Clause 8:-

The Contractor shall carry sufficient inventories to ensure an ex-stock supply of consumable spares for the Plant. Other spare parts and components shall be supplied as promptly as possible, but at the most within two (2) months of placing the order and opening the letter of credit. In addition, in the event of termination of the production of spare parts, advance notification will be made to the Employer of the pending termination, with sufficient time to permit the Employer to procure the needed requirement. Following such termination, the Contractor will furnish to the extent possible and at no cost to the Employer the blueprints, drawings and specifications of the spare pasts, if requested.

PC 9. Time for Commencement and Completion.

PC 9.1	The Contractor shall commence work on the Facilities within 30 days from the Effective Date for determining Time for Completion as specified in the Contract Agreement.

PC 9.2	The Time for Completion of the whole of the Facilities shall be 18 months from the Effective Date as described in the Contract Agreement.

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PC 11 Employer’s Responsibilities

PC 11.3	In the first line, replace “Employer” with “Contractor”

PC 11.5	In the second line, replace “Employer” with “Contractor”

PC 11.7	Delete this sub-clause in its entirety

PC 12. Contract Price

PC 12.2	The Contract Price shall be fixed and the adjustment clause shall not apply.

PC 14. Securities

PC 14.3.1	The amount of performance security, shall be 10% of the Contract Price.

PC 14.3.2	The performance security shall be in the form of the “Performance Security Form - Bank Guarantee” attached hereto in Section IX, Contract Forms.

PC 14.3.3	The performance security shall not be reduced on the date of the Operational Acceptance.

PC 14.3.3
The performance security shall be reduced to ten percent (10%) of the value of the component covered by the extended defect liability to cover the Contractor’s extended defect liability in accordance with the provision in the PC, pursuant to GC Sub-clause 28.10.

PC 15 Taxes and Duties

PC 15.1	In the 5th line of this sub-clause, delete the words “in and”

PC 15.2	Delete this sub-clause in its entirety

PC 15.4	Delete this sub-clause in its entirety

PC 17 Confidential Information

PC 17.6	Each of the Parties shall not unreasonably withhold its consent to disclosures that are required by any applicable law or regulation.

PC 23 Installation

PC 23.2.5	Working Hours

Normal working hours are: Monday to Friday: 07:45 – 12:10, 14:00 – 17:00.

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PC 24 Test and Inspection

PC24.2
Replace the word “Employer” with “Contractor” in the 3rd line. Add the following words at the end of the sub-clause:- “The Contractor shall allow for such costs in his priced bills of quantities to cover the number of such trips”.

PC 25 Completion of the Facilities

PC 25.2	Delete this sub-clause in its entirety and substitute with:

“Within 7 days after issuing the notice under sub-clause 25.1, the Contractor shall commence Pre-commissioning of the Facilities or the relevant part thereof in preparation for Commissioning, all in accordance with the requirements of PART I – Chapter 2: General Conditions for Project Implementation of the Technical Specifications. The Contractor shall allow for all associated costs in the Bills of Materials”.

PC 25.3	Delete this sub-clause in its entirety.

PC 26. Commissioning and Operational Acceptance

PC 26.1.2	Delete this sub-clause in its entirety and replace with the following:-

“The Employer shall supply the operating personnel and the Contractor shall supply the maintenance personnel and all raw materials, utilities, lubricants, chemicals, catalysts, facilities, services and other matters required for Commissioning.”

PC 26.2.2	The Guarantee Test of the Facilities shall be successfully completed within ninety (90) days from the date of Completion

PC 26.3.1 (a) Delete this sub-clause in its entirety

PC 26.3.1 (b) Delete this sub-clause in its entirety

PC 26.3.1 (c) Delete this sub-clause in its entirety

PC 26.3.4	Change seven (7) days to read twenty one (21) days in the first line.

PC 26.5.2	Delete this sub-clause in its entirety

PC 27. Completion Time Guarantee

PC 27.2	Applicable rate for liquidated damages: 0.03% of the Contract Price (or relevant part thereof) per day.

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This rate applies to the price of the part of the Facilities, as quoted in the Price Schedule, for that part for which the Contractor fails to achieve Completion within the particular Time for Completion.

Maximum deduction for liquidated damages: 15% of the contract price.

PC 27.3	No bonus will be given for earlier Completion of the Facilities or part thereof.

PC 28. Defect Liability

PC 28.9	Delete this sub-clause in its entirety

PC 28.10	The contractor shall enter into full maintenance contract with the Employer for a period of 3 years at the end of the defects liability period as defined in Sub- Clause 28.2 of the GC.

PC 29. Functional Guarantees

PC 29.3	In the 6”‘ line, delete the words “at the Contractor’s option, either”.

PC 29.3 (b)	Delete this sub-clause in its entirety.

PC 29.4	Delete this sub-clause in its entirety.

PC 32 Transfer of Ownership

PC 32.1	Delete this sub-clause in its entirety.

PC 33 Care of Facilities

PC 33.2(a)	Delete this sub-clause in its entirety.

PC 39 War Risks - Delete this clause in its entirety

PC 41 Extension of Time for Completion

PC 41.2	In the 5th line, substitute the words “ ..as soon as reasonably practicable..” with “..within 28 days..”.

In the 6th line, substitute the words “ ..as soon as reasonably practicable..” with “..within 28 days..”.

PC 47. Disputes and Arbitration

PC 47.1	The DB shall be appointed within 28 days after the Effective Date.

PC 47.1	The DB shall be shall comprise of three persons to be appointed by the parties.

PC 47.1	List of potential DB members is: N/A

PC 47.2	Appointment (if not agreed) to be made by: the London Court of International Arbitration

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PC 47.5	Delete “(a) For contracts with foreign contractors:”

PC 47.5 (i)	The place of arbitration shall be London

PC 47.5(b)	Delete this sub-clause in its entirety.

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Appendix 1. Terms and Procedures of Payment

In accordance with the provisions of GC Clause 13 (Terms of Payment), the Employer shall pay the Contractor in the following manner and at the following times, on the basis of the Price Breakdown given in the section on Price Schedules. Payments will be made in the currencies quoted by the Bidder unless otherwise agreed between the Parties. Applications for payment in respect of part deliveries may be made by the Contractor as work proceeds.

TERMS OF PAYMENT

Schedule No. 1. Plant and Equipment Supplied from Abroad

In respect of plant and equipment supplied from abroad, the following payments shall be made:

Ten percent (10%) of the total CIP amount as an advance payment against receipt of invoice and an irrevocable advance payment security for the equivalent amount made out in favor of the Employer. The advance payment security may be reduced in proportion to the value of the plant and equipment delivered to the site, as evidenced by shipping and delivery documents.

Eighty percent (80%) of the total or pro rata CIP amount upon Incoterm “CIP”, upon delivery to the carrier within forty-five (45) days after receipt of documents.

Five percent (5%) of the total or pro rata CIP amount upon issue of the Completion Certificate, within forty-five (45) days after receipt of invoice.

Five percent (5%) of the total or pro rata CIP amount upon issue of the Operational Acceptance Certificate, within forty-five (45) days after receipt of invoice.

Schedule No. 2. Plant and Equipment Supplied from within the Employer’s Country

In respect of plant and equipment supplied from within the Employer’s country, the following payments shall be made:

Ten percent (10%) of the total EXW amount as an advance payment against receipt of invoice, and an irrevocable advance payment security for the equivalent amount made out in favor of the Employer. The advance payment security may be reduced in proportion to the value of the plant and equipment delivered to the site, as evidenced by shipping and delivery documents.

Eighty percent (80%) of the total or pro rata EXW amount upon Incoterm “Ex-Works,” upon delivery to the carrier within forty-five (45) days after receipt of invoice and documents.

Five percent (5%) of the total or pro rata EXW amount upon issue of the Completion Certificate, within forty-five (45) days after receipt of invoice.

Five percent (5%) of the total or pro rata EXW amount upon issue of the Operational Acceptance Certificate, within forty-five (45) days after receipt of invoice.

Schedule No. 3. Design Services

In respect of design services for both the foreign currency and the local currency portions, the following payments shall be made:

Ten percent (10%) of the total design services amount as an advance payment against receipt of invoice, and an irrevocable advance payment security for the equivalent amount made out in favor of the Employer.

Ninety percent (90%) of the total or pro rata design services amount upon acceptance of design in accordance with GC Clause 21 by the Project Manager within forty-five (45) days after receipt of invoice.

Schedule No. 4. Installation Services

In respect of installation services for both the foreign and local currency portions, the following payments shall be made:

Ten percent (10%) of the total installation services amount as an advance payment against receipt of invoice, and an irrevocable advance payment security for the equivalent amount made out in favor of the Employer. The advance payment security may be reduced in proportion to the value of work performed by the Contractor as evidenced by the invoices for installation services.

Eighty percent (80%) of the measured value of work performed by the Contractor, as identified in the said Program of Performance, during the preceding month, as evidenced by the Employer’s authorization of the Contractor’s application, will be made monthly within forty-five (45) days after receipt of invoice.

Five percent (5%) of the total or pro rata value of installation services performed by the Contractor as evidenced by the Employer’s authorization of the Contractor’s monthly applications, upon issue of the Completion Certificate, within forty-five (45) days after receipt of invoice.

Five percent (5%) of the total or pro rata value of installation services performed by the Contractor as evidenced by the Employer’s authorization of the Contractor’s monthly  applications, upon issue of the Operational Acceptance Certificate, within forty-five (45) days after receipt of invoice.

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In the event that the Employer fails to make any payment on its respective due date, the Employer shall pay to the Contractor interest on the amount of such delayed payment at the rate of zero decimal six percent (0.6%) per month for period of delay until payment has been made in full.

PAYMENT PROCEDURES

The procedures to be followed in applying for certification and making payments shall be as follows:

Payment Procedures

The procedures to be followed in applying for certification and making payments shall be as follows:

Monthly Payment Certificate

The Contractor shall submit to the Project Manager, in the manner required by the Project Manager after the end of each month a statement showing the estimated total value of installation services properly executed and materials or goods for permanent works brought to Site up to the end of the previous month. The Contractor shall amend or correct his estimate as directed by the Project Manager and the latter shall not accept it until he is satisfied that it is fair and reasonable. With respect to the said materials and goods, no payment for them shall be made unless:-

(vi)	The materials are in accordance with the contract specifications;
(vii)	The materials have been delivered to Site and are properly stored and protected against loss, damage or deterioration;
(viii)
The Contractor’s record of the requirements, orders, receipts and use of materials are kept in a form approved by the Project Manager, and such records are available for inspection by the Project Manager;

(ix)
The Contractor has submitted a statement of his cost of acquiring and delivering the materials and goods to the Site, together with such documents as may be required for the purpose of evidencing such cost;

(x)	The materials are to be used within a reasonable time.

The Contractor will be paid on the certificate of the Project Manager the amount due to him on account of the estimated total value of the installation services executed up to the end of the previous month together with such amount (not exceeding 75% of the invoice value) as the Project Manager may consider proper on account of materials and goods for permanent Work delivered by the Contractor on Site.

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Within 14 days after receiving a statement from the Contractor as aforesaid, and subject to the Contractor having made such further amendments and corrections as the Project Manager may require, the Project Manager shall issue a Certificate of Payment to the Employer showing the amount due, with a copy to the Contractor.

The Project Manager shall not unreasonably withhold certifying a Monthly Payment Certificate and where there is a dispute regarding an item for payment, the Project Manager may delete this disputed item from the Monthly Payment Certificate and certify the remainder for payment provided the said payment is in accordance with the preceding paragraph.